



================================================================================



                            364-DAY CREDIT AGREEMENT

                                      among

                     PEGASUS SATELLITE COMMUNICATIONS, INC.,

                                   as Borrower

                            THE SEVERAL LENDERS FROM

                           TIME TO TIME PARTIES HERETO

                                       and

                            CIBC WORLD MARKETS CORP.,

                                   as Arranger

                       CANADIAN IMPERIAL BANK OF COMMERCE,

                    as Administrative Agent for such Lenders

                         Dated as of September 27, 2001



================================================================================


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                                TABLE OF CONTENTS
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                                                                                                                Page

RECITALS..........................................................................................................1


ARTICLE 1 GENERAL TERMS...........................................................................................1

   Section 1.1    Loans...........................................................................................1
   Section 1.2    Interest on the Notes...........................................................................2
   Section 1.3    Type of Loan....................................................................................3
   Section 1.4    Loan Disbursements..............................................................................4
   Section 1.5    Voluntary Prepayments...........................................................................4
   Section 1.6    Mandatory Prepayments...........................................................................4
   Section 1.7    Requirements of Law.............................................................................5
   Section 1.8    LIBOR Rate; Illegality..........................................................................7
   Section 1.9    Taxes...........................................................................................7
   Section 1.10   Indemnification.................................................................................9
   Section 1.11   Payments Under the Notes........................................................................9
   Section 1.12   Set-Off, Etc...................................................................................10
   Section 1.13   Pro rata Treatment; Sharing; Payments after Default............................................11
   Section 1.14   Non-Receipt of Funds by the Agent..............................................................12
   Section 1.15   Replacement of Notes...........................................................................12
   Section 1.16   Replacement of Lenders.........................................................................12

ARTICLE 2 SECURITY; SUBORDINATION................................................................................13

   Section 2.1    Security for the Obligations; Subordination; Etc...............................................13
   Section 2.2    Use of Proceeds................................................................................13

ARTICLE 3 CONDITIONS OF MAKING THE LOANS.........................................................................14

   Section 3.1    Conditions to this Agreement and the Loans.....................................................14
   Section 3.2    Lender Approvals...............................................................................15

ARTICLE 4 REPRESENTATIONS AND WARRANTIES.........................................................................16

   Section 4.1    Financial Statements...........................................................................16
   Section 4.2    Organization, Qualification, Etc...............................................................16
   Section 4.3    Authorization; Compliance; Etc.................................................................17
   Section 4.4    Governmental and Other Consents, Etc...........................................................17
   Section 4.5    Litigation.....................................................................................18
   Section 4.6    Compliance with Laws and Agreements............................................................18
   Section 4.7    Licenses.......................................................................................18
   Section 4.8    No Restriction on Transfers to Service Debt....................................................19
   Section 4.9    PM&C Credit Agreement..........................................................................19
   Section 4.10   Title to Properties; Condition of Properties...................................................19
   Section 4.11   Interests in Other Businesses..................................................................19
   Section 4.12   Solvency.......................................................................................20
   Section 4.13   Full Disclosure................................................................................20
   Section 4.14   Margin Stock...................................................................................20
   Section 4.15   Tax Returns....................................................................................21
   Section 4.16   Pension Plans, Etc.............................................................................21
   Section 4.17   Material Agreements............................................................................21
   Section 4.18   Projections....................................................................................21
   Section 4.19   Brokers, Etc...................................................................................21
   Section 4.20   Capitalization.................................................................................21
   Section 4.21   Environmental Compliance.......................................................................22

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
   Section 4.22   Investment Company Act.........................................................................23
   Section 4.23   Labor Matters..................................................................................23
   Section 4.24   Delaware Code Provisions.......................................................................23

ARTICLE 5 FINANCIAL COVENANTS....................................................................................23

   Section 5.1    PM&C Credit Agreement Covenants................................................................23
   Section 5.2    Leverage.......................................................................................23
   Section 5.3    Restricted Payments............................................................................23
   Section 5.4    Maintenance of Liquidity.......................................................................24
   Section 5.5    Restricted Payments Availability...............................................................24

ARTICLE 6 AFFIRMATIVE COVENANTS..................................................................................25

   Section 6.1    Preservation of Assets; Compliance with Laws, Etc..............................................25
   Section 6.2    Insurance......................................................................................25
   Section 6.3    Taxes, Etc.....................................................................................25
   Section 6.4    Notice of Proceedings, Defaults, Adverse Change, Etc...........................................26
   Section 6.5    Financial Statements and Reports...............................................................26
   Section 6.6    Inspection.....................................................................................28
   Section 6.7    Accounting System..............................................................................28
   Section 6.8    Additional Assurances..........................................................................28
   Section 6.9    Renewal of FCC Licenses........................................................................28
   Section 6.10   Compliance with Environmental Laws.............................................................28
   Section 6.11   Permanent Financing............................................................................30
   Section 6.12   Sale of Interest...............................................................................30
   Section 6.13   Retirement of the NRTC Letter of Credit........................................................31

ARTICLE 7 NEGATIVE COVENANTS.....................................................................................31

   Section 7.1    Indebtedness and Guarantees....................................................................31
   Section 7.2    Liens..........................................................................................31
   Section 7.3    Disposition of Assets; Mergers, Etc............................................................32
   Section 7.4    Fundamental Changes............................................................................33
   Section 7.5    Investments and Acquisitions...................................................................33
   Section 7.6    Management.....................................................................................34
   Section 7.7    Sale and Leaseback.............................................................................34
   Section 7.8    Repurchase or Issuance of Equity Securities....................................................34
   Section 7.9    Change in Business.............................................................................35
   Section 7.10   Accounts Receivable............................................................................35
   Section 7.11   Transactions with Affiliates...................................................................35
   Section 7.12   Amendment of Certain Agreements, Negative Pledges, Etc.........................................35
   Section 7.13   ERISA..........................................................................................36
   Section 7.14   Margin Stock...................................................................................36

ARTICLE 8 DEFAULTS...............................................................................................36


ARTICLE 9 REMEDIES ON DEFAULT, ETC...............................................................................39


ARTICLE 10 THE AGENT.............................................................................................39

   Section 10.1   Appointment, Powers and Immunities.............................................................39
   Section 10.2   Reliance by Agent..............................................................................40
   Section 10.3   Events of Default..............................................................................41
   Section 10.4   Rights as a Lender.............................................................................41
   Section 10.5   Indemnification................................................................................41
   Section 10.6   Non-Reliance on Agent and Other Lenders........................................................41
   Section 10.7   Failure to Act.................................................................................42
   Section 10.8   Resignation of Agent...........................................................................42
   Section 10.9   Cooperation of Lenders.........................................................................42
   Section 10.10  Arranger.......................................................................................43
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
ARTICLE 11 ENTIRE AGREEMENT; AMENDMENTS AND  WAIVERS; SEPARATE ACTIONS BY THE LENDERS............................43


ARTICLE 12 BENEFIT OF AGREEMENT; ASSIGNMENTS AND PARTICIPATIONS..................................................45


ARTICLE 13 MISCELLANEOUS.........................................................................................48

   Section 13.1   Survival.......................................................................................48
   Section 13.2   Fees and Expenses; Indemnity; Etc..............................................................48
   Section 13.3   Notice.........................................................................................49
   Section 13.4   Governing Law..................................................................................50
   Section 13.5   CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL..................................................50
   Section 13.6   Severability...................................................................................51
   Section 13.7   Section Headings, Etc..........................................................................51
   Section 13.8   Several Nature of Lenders' Obligations.........................................................51
   Section 13.9   Counterparts...................................................................................51
   Section 13.10  Knowledge and Discovery........................................................................52
   Section 13.11  References to Other Agreements.................................................................52
   Section 13.12  FCC Approvals..................................................................................52
   Section 13.13  Disclaimer of Reliance.........................................................................52
   Section 13.14  Environmental Indemnification..................................................................53

ARTICLE 14 DEFINITIONS...........................................................................................53

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                               INDEX OF SCHEDULES

Schedule 1.1(a)                      Allocation of Loans
Schedule 1.1(b)                      Form of Note
Schedule 1.3(d)                      Interest Rate Option Notice
Schedule 1.5                         Prepayment Notice
Schedule 3.1                         Omnibus Officer's Certificate(s) and
                                        Compliance Certificate/Closing
Schedule 4.1(a)(i)                   Dividends
Schedule 4.1(a)(ii)                  Parent and Subsidiary Indebtedness
Schedule 4.2                         Organization, Qualification, Etc.
Schedule 4.4                         Governmental and Other Consents
Schedule 4.5                         Litigation
Schedule 4.7                         FCC Licenses
Schedule 4.8(b)                      Contractual Encumbrances and Restrictions
Schedule 4.10(b)                     Properties and Assets of Pegasus Development Corporation
Schedule 4.11                        Interests in Other Businesses
Schedule 4.16                        Pension Plans
Schedule 4.17                        Material Agreements
Schedule 4.18                        Projections
Schedule 4.20                        Capitalization
Schedule 5.4                         Budget
Schedule 6.5(b)                      Compliance Report
Schedule 7.1                         Certain Permitted Indebtedness
Schedule 7.2                         Certain Permitted Liens
Schedule 12                          Form of Assignment and Acceptance


                            364-DAY CREDIT AGREEMENT

                  THIS 364-DAY CREDIT AGREEMENT (this "Agreement"), dated as of September 27, 2001, by and among the financial institutions which are now, or in accordance with Article 12 hereafter become, parties hereto (collectively, the "Lenders" and each individually, a "Lender"); CIBC WORLD MARKETS CORP., as arranger (the "Arranger"); CANADIAN IMPERIAL BANK OF COMMERCE, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the "Agent"); and PEGASUS SATELLITE COMMUNICATIONS, INC., a Delaware corporation (the "Borrower") and a wholly owned subsidiary of Pegasus Communications Corporation, a Delaware corporation (the "Parent"). Certain capitalized terms used herein without definition are defined in Article 14 of this Agreement.

                                    RECITALS

                  A. The Borrower has requested that the Lenders make a single-drawdown 364-day non-renewable loan in the aggregate amount of $75,000,000.

                  B. The Lenders are willing to make such loan to the Borrower upon and subject to the terms and conditions hereinafter set forth.

                  NOW THEREFORE, the parties hereto, intending to be legally bound, and in consideration of the foregoing and the mutual covenants contained herein, hereby agree as follows:

                                    ARTICLE 1

                                  GENERAL TERMS

Section 1.1       Loans.
                  -----

                  (a) Subject to the terms and conditions contained in this Agreement, the Lenders agree to make term loans to the Borrower on the Closing Date in an aggregate principal amount of $75,000,000 (collectively, the "Loans"), allocated among the Lenders as set forth in Schedule 1.1(a) (subject to adjustment for assignments under Article 12).

                  (b) The Loans shall be evidenced by the Borrower's Notes, substantially in the form attached hereto as Schedule 1.1(b) (together with any additional such Notes issued to any assignee(s) of the Loans under Article 12 or otherwise issued in substitution therefor or replacement thereof, the "Notes").

                  (c) On September 26, 2002 (the "Maturity Date"), the Borrower shall pay to the Agent, for the ratable account of each Lender without setoff, deduction or counterclaim, the principal of the Notes and all unpaid interest then accrued thereon, together with all other amounts then payable under any of the Loan Documents.

                  (d) The Loans shall be available for funding solely on the Closing Date. When repaid, the Loans may not be reborrowed.

Section 1.2       Interest on the Notes.

                  (a) Interest Rate. The Borrower shall pay interest on the outstanding principal balances from time to time of the Notes from and including the Closing Date until the Notes are paid in full based on either the Base Rate or the applicable LIBOR Rate, as follows:

                      (i) the rate for any Base Rate Loan shall be the Base Rate plus the Applicable Margin for Base Rate Loans (as set forth in the Table below) in effect on the day for which interest is determined; and

                      (ii) the rate for any LIBOR Loan shall be the applicable LIBOR Rate plus the Applicable Margin for LIBOR Loans (as set forth in the Table below) in effect on the day for which interest is determined:

                                 Applicable Margin          Applicable Margin
Days after Closing Date:        for Base Rate Loans:         for LIBOR Loans:
--------------------------------------------------------------------------------
        0-180 days                400 basis points           500 basis points
       181-270 days               500 basis points           600 basis points
  271 days and thereafter         600 basis points           700 basis points

                  (b) Computations. Interest shall be computed on the basis of the actual number of days elapsed over a 360-day year.

                  (c) Interest Payment Dates. Interest on the Loans shall be due and payable, without setoff, deduction or counterclaim, on the last day of the Interest Period applicable to such Loan and, if such Interest Period exceeds three months, every three months after the beginning thereof, until and at maturity, whether by reason of acceleration, prepayment, payment or otherwise.

                  (d) Effect of Defaults, Etc.

                      (i) Notwithstanding the provisions of Section 1.2(a), if and whenever any Event of Default occurs, the outstanding principal under the Notes and, to the extent permitted by applicable law, overdue interest, fees or other amounts payable hereunder or under the other Loan Documents shall bear interest, from and including the date such Event of Default occurred until such Event of Default is waived in writing as provided herein or is cured to the reasonable satisfaction of the Required Lenders, at a rate per annum (computed on the basis of the actual number of days elapsed over a 360-day year) equal to two percent (2.00%) per annum above the interest rate or rates that would otherwise then be applicable to the Loans and such interest rate shall increase by an additional one percent (1.00%) per annum on each 90-day anniversary of the date on which such Event of Default occurred, for as long as such Event of Default is continuing, and all such interest shall be payable on demand.

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

                      (ii) Nothing in this Section 1.2(d) shall affect the rights of the Agent or the Lenders to exercise any rights or remedies under the Loan Documents or applicable law arising upon the occurrence of an Event of Default.

         Section 1.3 Type of Loan.

                  (a) Designation at Drawdown. The Borrower shall deliver to the Agent a written request for funding of the Loans on a Business Day proposed as the Closing Date. The request shall be in form satisfactory to the Agent, shall designate whether the Loans are to be funded as Base Rate Loans or LIBOR Loans and shall be delivered to the Agent no later than 12:00 noon on the proposed Closing Date, if the Loans are to be funded as Base Rate Loans, or 12:00 noon on the third Business Day preceding the proposed Closing Date, if the Loans are to be funded as LIBOR Loans.

                  (b) Conversion to a Different Type of Loan. The Borrower may elect from time to time to convert any outstanding Loans to Base Rate Loans or LIBOR Loans, as the case may be, provided that (i) with respect to any such conversion of LIBOR Loans to Base Rate Loans, the Borrower shall provide the appropriate Interest Rate Option Notice by 11:00 A.M. (New York time) on the date of such proposed conversion; (ii) with respect to any such conversion of Base Rate Loans to LIBOR Loans, the Borrower shall provide the appropriate Interest Rate Option Notice by 11:00 A.M. (New York time ) at least three Business Days' prior to the date of such proposed conversion; (iii) with respect to any such conversion of LIBOR Loans into Base Rate Loans, such conversion shall only be made on the last day of the related Interest Period; (iv) no Loans may be converted into LIBOR Loans when any Default has occurred and is continuing, unless the Required Lenders shall consent to such conversion; (v) the Borrower may have no more than two LIBOR Loans outstanding at any time; (vi) any conversion of less than all of the outstanding Base Rate Loans into LIBOR Loans shall be in a minimum aggregate principal amount of $1,000,000 and, if greater, an integral multiple of $100,000; and (vii) any conversion of less than all of the outstanding LIBOR Loans into Base Rate Loans shall be in a minimum aggregate principal amount of $1,000,000 and, if greater, an integral multiple of $100,000. The Agent shall promptly notify the Lenders of such Interest Rate Option Notice and the information contained therein.

                  (c) Continuance of an Interest Rate Option. The Borrower may continue any LIBOR Loans as such upon the expiration of the related Interest Period by providing to the Agent (i) an Interest Rate Option Notice by 11:00 A.M. (New York time ) at least three Business Days' prior to the date of such proposed continuation or (ii) standing written instructions authorizing the automatic continuation of such Loans, which instructions shall be effective until written notice to the Agent by the Borrower, signed by an Authorized Officer, revoking the same (such notice to take effect no sooner than three Business Days after receipt by the Agent); provided that no LIBOR Loans may be continued when any Default has occurred and is continuing, but shall be automatically converted to Base Rate Loans on the last day of the first applicable Interest Period which ends during the continuance of such Default.

                  (d) Form of Notice. Each Interest Rate Option Notice shall be substantially in the form of Schedule 1.3(d) and shall specify: (i) the aggregate principal amount of Loans to be continued or converted; (ii) the proposed date thereof; (iii) the Interest Period for such LIBOR Loans; and (iv) whether such Loans shall be LIBOR Loans or Base Rate Loans.

         Section 1.4 Loan Disbursements. Not later than 2:00 P.M. (New York time) on the Closing Date, each Lender shall make available to the Agent the portion of the Loans to be made by such Lender on the Closing Date, in immediately available funds, for the account of the Borrower. The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower by depositing (i) an amount equal to the NRTC Letter of Credit as the NRTC Letter of Credit Cash Collateral Deposit as provided in Section 2.2(a) and (ii) the remaining proceeds of the Loans in immediately available funds in an account or accounts of the Borrower or as the Borrower may direct.

         Section 1.5 Voluntary Prepayments. The Borrower may at any time and from time to time prepay the Loans, in whole or in part in an aggregate amount of not less than $1,000,000 or, if greater, an integral multiple of $250,000, without premium or penalty, upon written notice to the Agent in the form of
Schedule 1.5 (each, a "Prepayment Notice") at least three (3) Business Days prior thereto. Each Prepayment Notice shall specify the date fixed for such prepayment and the aggregate principal amount thereof. Upon receipt of any Prepayment Notice, the Agent shall promptly notify each Lender thereof.

         Section 1.6 Mandatory Prepayments.

                  (a) Debt and Equity Issuances. Without limiting the obligation of the Borrower to obtain any required consent thereto of the Required Lenders, upon any issuance of any debt or equity securities by any Credit Party or any other member of the Parent Group (including any issuance of debt or equity securities by the Ultimate Parent in connection with the Parent Equity Restructuring) or any other incurrence of Indebtedness by any Credit Party or any other member of the Parent Group (other than (i) the incurrence of revolving credit loans pursuant to revolving credit commitments outstanding on the date of this Agreement under the PM&C Credit Agreement, (ii) the incurrence by any member of the PM&C Group of any "Permitted Seller Debt" or "Permitted Seller Subordinated Debt" as defined in the PM&C Credit Agreement, (iii) any Exemption-Eligible Equity Issuance, but only as to the Exempt Equity Proceeds thereof, (iv) the issuance of equity securities of the Parent in payment of a portion of the purchase consideration for an acquisition that constitutes a "Permitted Acquisition" as defined in the PM&C Credit Agreement, and (v) the incurrence of up to $11,000,000 in purchase money mortgage indebtedness for the Marlborough Acquisition), the Borrower shall prepay the Notes in an aggregate amount equal to 100% of the net cash proceeds of such issuance or incurrence, except any such net cash proceeds that have been applied to the mandatory prepayment (without right to reborrow) of Indebtedness outstanding under the PM&C Credit Agreement. In addition, if at any time any net cash proceeds from an Exemption-Eligible Equity Issuance cease to be Exempt Equity Proceeds pursuant to the provisions of clause (iii) in the definition of "Exemption-Eligible Equity Issuance", then the Borrower shall prepay the Notes in an aggregate amount equal to 100% of such net cash proceeds.

                  (b) Dispositions and Casualty Events. Without limiting the obligation of the Borrower under Section 7.3 to obtain the consent of the Required Lenders to any Disposition not otherwise permitted hereunder, the

Borrower agrees (A) two Business Days prior to the occurrence of any Disposition by any Credit Party or any other member of the Parent Group and within a reasonable time after the occurrence of any Casualty Event affecting any Credit Party or any other member of the Parent Group, to deliver to the Agent (in sufficient copies for each Lender) a statement, certified by an Authorized Officer of the Borrower and in reasonable detail, of the estimated amount of the Net Cash Proceeds of such Disposition or Insurance Proceeds from such Casualty Event and (B) to prepay the Notes in an aggregate amount equal to 100% of the Net Cash Proceeds of any such Disposition and 100% of the Insurance Proceeds of any such Casualty Event, as and when such Net Cash Proceeds or Insurance Proceeds are received, except any such Net Cash Proceeds or Insurance Proceeds that are (i) received by any member of the PM&C Group and (ii) either (x) applied to the mandatory prepayment (without right to reborrow) of Indebtedness outstanding under the PM&C Credit Agreement or (in the case of a Casualty Event) Indebtedness secured by a Permitted Lien on the affected property or (y) permitted, under the terms of all indentures and agreements governing any outstanding indebtedness of any member of the Parent Group, to be reinvested in assets used in the business and so reinvested within the time permitted by such indentures and agreements.

                  (c) NRTC Letter of Credit Cash Collateral Deposit. If on the 30th day following the Closing Date the NRTC Letter of Credit remains outstanding or any drawing has been made or reimbursement obligation has become payable or been paid by the Borrower thereunder, then on such day the Borrower shall prepay the Notes in an aggregate amount equal to 100% of the then amount of the NRTC Letter of Credit Cash Collateral Deposit, and the Agent shall be, and hereby is, irrevocably authorized to apply the NRTC Letter of Credit Cash Collateral Deposit to fund such prepayment.

                  (d) Application of Prepayments. All voluntary and mandatory prepayments of the Notes shall be made without set-off, deduction or counterclaim, shall be accompanied by payment of any indemnification payments due in accordance with Section 1.10 and all amounts then payable under the Fee Agreement.

         Section 1.7 Requirements of Law.

                  (a) In the event that any Regulatory Change shall:

                      (i) change the basis of taxation of any amounts payable to any Lender under this Agreement or any Notes in respect of any Loans (other than taxes imposed on the overall net income of such Lender in its jurisdiction of organization or in the jurisdiction where its lending office is located);

                      (ii) impose or modify any reserve, compulsory loan assessment, special deposit or similar requirement relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, any office of such Lender; or

                      (iii)impose any other conditions affecting this Agreement in respect of Loans;

and the result of any of the foregoing shall be to increase such Lender's costs of making or maintaining any Loans or to reduce any amount receivable by such Lender hereunder in respect of any of its Loans, in each case only to the extent that such additional amounts are not included in the LIBOR Base Rate applicable to such Loans, then the Borrower shall pay on demand to such Lender, through the Agent, and from time to time as specified by such Lender, such additional amounts as such Lender shall reasonably determine are sufficient to compensate such Lender for such increased cost or reduced amount receivable.

                  (b) If at any time after the date of this Agreement any Lender shall have determined that the applicability of any law, rule, regulation or guideline adopted pursuant to or arising out of the July 1988 report of the Basle Committee on Lending Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards," or the adoption or implementation of any Regulatory Change regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof (whether or not having the force of law), has or will have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of the existence of its obligations hereunder (whether with respect to the Loans or any other Obligation) to a level below that which such Lender or its holding company could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount reasonably deemed by such Lender to be material, then from time to time following written notice by such Lender to the Borrower as provided in paragraph (c) of this Section, within fifteen (15) days after demand by such Lender, the Borrower shall pay to such Lender, through the Agent, such additional amount or amounts as such Lender shall reasonably determine will compensate such Lender or such holding company, as the case may be, for such reduction, provided that to the extent that any or all of the Borrower's liability under this Section arises following the date of the adoption of any such Regulatory Change (the "Effective Date"), such compensation shall be payable only with respect to that portion of such liability arising after notice of such Regulatory Change is given by such Lender to the Borrower (unless such notice is given within sixty (60) days after the Effective Date, in which case such compensation shall be payable in respect of all periods before and after the Effective Date).

                  (c) If any Lender becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify the Borrower of the event by reason of which it has become so entitled. A certificate setting forth in reasonable detail the computation of any additional amounts payable pursuant to this Section submitted by such Lender to the Borrower shall be delivered to the Borrower and the other Lenders promptly after the initial incurrence of such additional amounts and shall be conclusive in the absence of manifest error. The covenants contained in this Section shall survive for six months following the termination of this Agreement and the payment of the outstanding Notes. No failure on the part of any Lender to demand compensation under paragraph (a) or
(b) above on any one occasion shall constitute a waiver of its rights to demand compensation on any other occasion. The protection of this Section shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of any law, regulation or other condition which shall give rise to any demand by such Lender for compensation thereunder.

         Section 1.8 LIBOR Rate; Illegality.

                  (a) Anything herein to the contrary notwithstanding, if, on or prior to the determination of an interest rate for any LIBOR Loans for any applicable Interest Period, the Agent shall determine (which determination shall be conclusive absent manifest error) that:

                      (i) by reason of any event affecting United States money markets or the London interbank market, quotations of interest rates for the relevant deposits are not being provided in the relevant amounts or for the relevant maturities for purposes of determining the rate of interest for such Loans under this Agreement; or

                      (ii) the rates of interest referred to in the definition of "LIBOR Base Rate" in Article 14, on the basis of which the rate of interest on any LIBOR Loans for such period is determined, do not accurately reflect the cost to the Lenders of making or maintaining such LIBOR Loans for such period, then the Agent shall give the Borrower prompt notice thereof (and shall thereafter give the Borrower prompt notice of the cessation, if any, of such condition), and so long as such condition remains in effect, the Lenders shall be under no obligation to make or continue LIBOR Loans or to convert Base Rate Loans into LIBOR Loans and the Borrower shall, on the last day(s) of the then current Interest Period for any outstanding LIBOR Loans, either prepay such LIBOR Loans in accordance with Section 1.5 or convert such Loans into Base Rate Loans.

                  (b) Notwithstanding any other provision herein, if for any reason a Lender shall be unable to make or maintain LIBOR Loans as contemplated by this Agreement, such Lender shall provide prompt written notice to the Borrower and (i) such Lender's commitment hereunder to make LIBOR Loans, continue LIBOR Loans as such and convert Base Rate Loans to LIBOR Loans shall thereupon terminate and (ii) such Lender's Loans then outstanding as LIBOR Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a LIBOR Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, and if the reason for such Lender's inability to make or maintain LIBOR Loans as contemplated by this Agreement is a Regulatory Change, then the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 1.10.

         Section 1.9 Taxes.

                  (a) All payments made by the Borrower under this Agreement and the Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority (all such taxes, levies, imposts, duties, charges, fees, deductions and withholdings being hereinafter called "Taxes"); provided, however, that the term "Taxes" shall not include net income taxes, franchise taxes (imposed in lieu of net income taxes) and general intangibles taxes (such as those imposed by the State of Florida) imposed on the Agent or any Lender, as the case may be, as a result of a present or former connection or nexus between the jurisdiction of the government or taxing authority imposing such tax (or any political subdivision or taxing authority thereof or therein) and the Agent or such Lender other than that arising solely from the Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement, the Notes or any of the Security Documents. If any Taxes are required to be withheld from any amounts payable to the Agent or any Lender hereunder or under the Notes, the amounts so payable to the Agent or such Lender shall be increased to the extent necessary to yield to the Agent or such Lender (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes, as the case may be. Whenever any Taxes are payable by the Borrower in respect of this Agreement or the Notes, as promptly as possible thereafter the Borrower shall send to the Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Agent or any Lender as a result of any such failure. If, after any payment of Taxes by the Borrower under this Section, any part of any Tax paid by the Agent or any Lender is subsequently recovered by the Agent or such Lender, the Agent or such Lender shall reimburse the Borrower to the extent of the amount so recovered. A certificate of an officer of the Agent or such Lender setting forth the amount of such recovery and the basis therefor shall, in the absence of manifest error, be conclusive. The Agent and the Lenders shall use reasonable efforts to notify the Borrower of their attempts, if any, to obtain abatements of any such Taxes and the receipt by the Agent or the Lenders of any funds in connection therewith. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

                  (b) Each Lender, if any, that is not incorporated under the laws of the United States or a state thereof agrees that prior to the date any payment is required to be made to it hereunder it will deliver to the Borrower and the Agent either (i) two duly completed copies of United States Internal Revenue Service Form W-8ECI (claiming an exemption as "effectively connected income") or W-8BEN (claiming an exemption under an applicable income tax treaty) or successor applicable form, as the case may be, or (ii) in the case of a Lender that is not legally entitled to deliver either form listed in clause
(b)(i), (A) a certificate of such Lender to the effect that such Lender is not
(1) a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (2) a "10 percent shareholder" of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (3) a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code (such certificate, an "Exemption Certificate") and (B) two duly completed copies of Internal Revenue Service Form W-8BEN (establishing such Lender's foreign status) or applicable successor form. Each such Lender also agrees to deliver to the Borrower and the Agent two further copies of the said Form W-8BEN or W-8ECI, or successor applicable forms or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower, and such extensions or renewals thereof as may reasonably be requested by the Borrower or the Agent, unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Agent. Such Lender shall certify, by submitting a Form W-8BEN or W-8ECI, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and that it is entitled to an exemption from United States backup withholding tax.

         Section 1.10 Indemnification. The Borrower shall pay to the Agent, for the account of each Lender, upon the request of such Lender delivered to the Agent and thereafter delivered by the Agent to the Borrower, such amount or amounts as shall compensate such Lender for any loss, cost or expense incurred by such Lender (as reasonably determined by such Lender) as a result of:

                  (a) any payment or prepayment or conversion of any LIBOR Loan held by such Lender on a date other than the last day of the Interest Period for such LIBOR Loan (including without limitation any such payment, prepayment or conversion required under Section 1.1, 1.3, 1.5 or 1.6); or

                  (b) any failure by the Borrower to borrow, convert into or continue a LIBOR Loan on the date for such borrowing specified in the relevant Interest Rate Option Notice or otherwise.

Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid or converted, or not so borrowed, converted or continued, for the period from the date of such prepayment or conversion or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder. The determination by each such Lender of the amount of any such loss or expense, when set forth in a written notice delivered to the Agent (and thereafter delivered by the Agent to the Borrower), containing such Lender's calculation thereof in reasonable detail, shall be conclusive in the absence of manifest error.

         Section 1.11 Payments Under the Notes.

                  (a) All payments and prepayments made by the Borrower of principal of, and interest on, the Notes and other sums and charges payable under this Agreement and, with respect to fees payable to the Agent and its affiliates, the Fee Agreement shall be made in immediately available funds to the Agent (as specified in Section 13.3) for the accounts of the Lenders as provided in Section 1.13 and otherwise herein not later than 2:00 P.M. (New York
Time), on the date on which such payment shall become due. The failure by the

Borrower to make any such payment by such hour shall not constitute a Default hereunder so long as payment is received later that day, provided that any such payment made after 2:00 P.M. (New York Time), on such due date shall be deemed to have been made on the next Business Day for the purpose of calculating interest on amounts outstanding on the Notes. The Borrower shall, at the time of making each payment under this Agreement or the Notes, specify to the Agent the Notes or amounts payable by the Borrower hereunder to which such payment is to be applied (and in the event that it fails to so specify, or if an Event of Default has occurred and is continuing, the Agent may distribute such payments in such manner as the Required Lenders may direct or, absent such direction, as it determines to be appropriate, subject to the provisions of Section 1.13).

                  (b) Except as otherwise provided in the definition of "Interest Period" with respect to the Loans, if any payment hereunder or under the Notes shall be due and payable on a day which is not a Business Day, such payment shall be deemed due on the next following Business Day and interest shall be payable at the applicable rate specified herein through such extension period. The Agent, or any Lender for whose account any such payment is made, may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any deposit account of the Borrower with the Agent or such Lender, as the case may be. Each payment received by the Agent under this Agreement or any Note for the account of a Lender shall be paid promptly to such Lender, in immediately available funds, for the account of such Lender for the
Note in respect to which such payment is made.

         Section 1.12 Set-Off, Etc. The Borrower agrees that, in addition to (and without limitation of) any right of set-off, bankers' lien or counterclaim a Lender may otherwise have and in addition to the debit right afforded in
Section 1.11, each Lender (and each subsequent holder of any Note) shall be entitled, at its option, to offset balances held by it, or by any of its respective branches or agencies, for the account of the Borrower at any of its or their offices, in Dollars or in any other currency, against any principal of or interest on the Notes held by such Lender (or subsequent noteholder) or other fees or charges owed to such Lender (or subsequent noteholder) hereunder which are not paid when due (regardless of whether such balances are then due to the Borrower and regardless of whether the Lenders are otherwise fully secured), in which case it shall promptly notify the Borrower and the Agent thereof, provided that such Lender's (or subsequent noteholder's) failure to give such notice shall not affect the validity thereof and (as security for any Indebtedness hereunder) the Borrower hereby grants to the Agent and the Lenders a continuing security interest in any and all balances, credit, deposits, accounts or moneys of the Borrower maintained with the Agent and any Lender now or hereafter. If a Lender (or subsequent noteholder) shall obtain payment of any principal, interest or other amounts payable under this Agreement through the exercise of any right of set-off, banker's lien or counterclaim or otherwise or pursuant to the debit right provided in Section 1.11, it shall promptly purchase from the other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Note(s) held by the other Lenders in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such payment (net of any expenses which may be incurred by such Lender in obtaining or preserving such benefit) pro rata based upon the unpaid principal amounts of and interest on the Note(s) held by each of them. To such end, the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. The Borrower agrees that any Lender or any other Person which purchases a participation (or direct interest) in the Note(s) held by any or all of the Lenders (each being hereinafter referred to as a "Participant") may exercise all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Participant were a direct holder of Notes in the amount of such participation, provided that the Borrower was notified of such purchase. Nothing contained herein shall be deemed to require any Participant to exercise any such right or shall affect the right of any Participant to exercise, and retain the benefits of exercising, any such right with respect to any indebtedness or obligation of the Borrower, other than the Borrower's indebtedness and obligations under this Agreement.

         Section 1.13 Pro rata Treatment; Sharing; Payments after Default.

                  (a) Except to the extent otherwise provided in this Agreement and, with respect to fees payable to the Arranger and the Agent and their affiliates, the Fee Agreement, and except as otherwise agreed by the Lenders:
(i) each payment of interest on the Notes shall be allocated to the Lenders pro rata in accordance with the unpaid principal amounts of their respective Loans evidenced by such Notes; (ii) each payment of any other sums and charges payable for the Lenders' account under this Agreement shall be allocated to the Lenders pro rata in accordance with the respective unpaid principal amounts of the aggregate Loans made by each of them; (iii) each payment under Section 1.7, 1.9 or 1.10 shall be made to each Lender in the amount required to be paid to such Lender to adequately indemnify or compensate such Lender for losses suffered or costs incurred by such Lender as provided in such Section; and (iv) notwithstanding the foregoing, after and during the continuance of a Default, each payment or distribution of cash, property, securities or other value received by the Agent or any Lender, directly or indirectly, in respect of the Borrower's Indebtedness hereunder, whether pursuant to this Article 1 or any attachment, garnishment, execution or other proceedings for the collection thereof or pursuant to any bankruptcy, reorganization, liquidation or other similar proceeding or otherwise, after payment of collection and other expenses as provided herein and in the Security Documents, except (in each case) amounts payable under the Fee Agreement, shall be apportioned among the Lenders pro rata based upon the respective aggregate unpaid principal amount of all Loans owed to each of them.

                  (b) Notwithstanding the foregoing, if any Lender (a "Recovering Party") shall receive any such distribution referred to in Section 1.13(a)(iv) above (a "Recovery") in respect thereof, such Recovering Party shall pay to the Agent for distribution to the Lenders as set forth herein their respective pro rata shares of such Recovery, based on the Lenders' pro rata shares of all Loans outstanding at such time, unless the Recovering Party is legally required to return any Recovery, in which case each party receiving a portion of such Recovery shall return to the Recovering Party its pro rata share of the sum required to be returned without interest. For purposes of this Agreement, calculations of the amount of the pro rata share of each Lender shall be rounded to the nearest whole dollar.

                  (c) The Borrower acknowledges and agrees that, if any Recovering Party shall be obligated to pay to the other Lenders a portion of any Recovery pursuant to Section 1.13(b) and shall make such recovery payment, the Borrower shall be deemed to have satisfied its obligations in respect of Indebtedness held by such Recovering Party only to the extent of the Recovery actually retained by such Recovering Party after giving effect to the pro rata payments by such Recovering Party to the other Lenders. The obligations of the Borrower in respect of Indebtedness held by each other Lender shall be deemed to have been satisfied to the extent of the amount of the Recovery distributed to each such other Lender by the Recovering Party.

         Section 1.14 Non-Receipt of Funds by the Agent. Unless the Agent shall have been notified in writing by a Lender or the Borrower prior to the date on which such Lender or the Borrower is scheduled to make payment to the Agent of (in the case of a Lender) the proceeds of a Loan to be made by it hereunder or (in the case of the Borrower) a payment to the Agent for the account of any or all of the Lenders hereunder (such payment being herein referred to as a "Required Payment"), which notice shall be effective upon actual receipt, that it does not intend to make such Required Payment to the Agent, the Agent may (but shall not be required to) assume that the Required Payment has been made and may (but shall not be required to), in reliance upon such assumption, make the amount thereof available to the intended recipient(s) on such date and, if such Lender or the Borrower (as the case may be) has not in fact made the Required Payment to the Agent, the recipient(s) of such payment shall, on demand, or with respect to payment received by the Borrower, within three (3) Business Days after such receipt repay to the Agent for the Agent's own account the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (a) the Federal Funds Rate for such day, with respect to interest paid by such Lender, or (b) the applicable rate provided under Section 1.2, with respect to interest paid by the Borrower.

         Section 1.15 Replacement of Notes. Upon receipt of evidence reasonably satisfactory to the Borrower of the loss, theft, destruction or mutilation of any Note and (a) in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory to the Borrower (provided, however, that if the holder of such Note is the original holder of such Note or a financial institution with net capital, capital surplus and undivided profits in excess of $50,000,000 its own agreement of indemnity shall be deemed to be satisfactory), or (b) in the case of any such mutilation, upon the surrender of such Note for cancellation, the Borrower will execute and deliver, in lieu of such lost, stolen, destroyed, or mutilated Note, a new Note of like tenor.

         Section 1.16 Replacement of Lenders. Upon the occurrence of any event giving rise to the operation of Section 1.7, 1.9 or 1.10 with respect to any Lender which results in such Lender charging to the Borrower increased costs materially in excess of those being charged generally by the other Lenders, the Borrower shall have the right, so long as no Event of Default then exists, to replace such Lender (the "Replaced Lender") with one or more new lenders (each, a "New Lender") reasonably acceptable to the Agent, provided that:

                  (a) at the time of any replacement pursuant to this paragraph, the New Lender shall enter into one or more Assignment and Acceptances pursuant to paragraph (b) of Article 12 (with all fees payable pursuant to such paragraph
(b) to be paid by the New Lender), pursuant to which the New Lender shall acquire outstanding Loans of the Replaced Lender, and in connection therewith shall pay to the Replaced Lender an amount equal to the principal amount of, and all accrued interest on, all outstanding Loans of the Replaced Lender; and

                  (b) all obligations of the Borrower owing to the Replaced Lender under the Loan Documents (other than those expressly described in the preceding subparagraph (i) in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Lender by the Borrower concurrently with such replacement.

Upon the execution of the respective Assignment and Acceptance, the payment of the amounts referred to in subparagraphs (i) and (ii) above and delivery to the New Lender of the appropriate replacement Notes executed by the Borrower, the New Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions applicable to the Replaced Lender under this Agreement, which shall survive as to such Replaced Lender.

                                   ARTICLE 2

                             SECURITY; SUBORDINATION

         Section 2.1 Security for the Obligations; Subordination; Etc.

                  (a) Collateral. The Borrower's obligations hereunder, under the Notes and under the other Loan Documents shall be guaranteed and secured at all times as provided by the Security Documents.

                  (b) Security Documents. All agreements and instruments described or contemplated in this Section 2.1, together with any and all other agreements and instruments heretofore or hereafter securing the Notes and the other Obligations or otherwise executed in connection with this Agreement, are sometimes hereinafter referred to collectively as the "Security Documents" and each individually as a "Security Document." The Borrower agrees to execute and deliver any and all Security Documents, in form and substance satisfactory to the Agent, and take such action as the Lenders may reasonably request from time to time in order to cause the Agent and the Lenders to be secured at all times as described in this Section.

         Section 2.2 Use of Proceeds. The proceeds of the Loans shall be used by the Borrower as follows:

                  (a) Cash Collateral Deposit. On the Closing Date, the Borrower shall direct the Agent to deposit a portion of such proceeds equal to the amount of the NRTC Letter of Credit to a cash collateral account maintained by the Agent in the name of the Agent and under the sole dominion and control of the Agent as part of the Collateral under the Security Agreement (such portion of such proceeds, the "NRTC Letter of Credit Cash Collateral Deposit"). If prior to the 30th day following the Closing Date the NRTC Letter of Credit has been surrendered and cancelled without any drawing thereunder and all liability of the Borrower on account of the NRTC Letter of Credit has been extinguished without payment, then upon request by the Borrower, if no Default then exists and if the Agent receives evidence of such surrender, cancellation and extinguishment reasonably satisfactory to it, the Agent shall release the NRTC Letter of Credit Cash Collateral Deposit to the Borrower and, except as necessary to satisfy Section 5.4(b), the Borrower shall transfer the amount so released to PM&C as a contribution to the equity capital of PM&C and cause PM&C to use such capital contribution for corporate purposes.

                  (b) Equity Contribution to PM&C. On the Closing Date, except as necessary to satisfy Section 5.4(b), the Borrower shall transfer all remaining proceeds of the Loans to PM&C as a contribution to the equity capital of PM&C and cause PM&C to use such capital contribution for corporate purposes.

                                   ARTICLE 3

                         CONDITIONS OF MAKING THE LOANS

         Section 3.1 Conditions to this Agreement and the Loans. This Agreement shall become effective and binding on the Lenders, and the obligation of the Lenders to make the Loans to the Borrower on the Closing Date shall become enforceable, only upon satisfaction of each and all of the following conditions:

                  (a) Accuracy of Representations and Warranties; No Default. The representations and warranties of the Borrower and its Affiliates set forth in this Agreement and in the other Loan Documents shall be true and correct in all material respects on and as of the date hereof and on the Closing Date, the Borrower shall have performed all obligations which were to have been performed by it hereunder prior to or on the Closing Date, and no Default shall have occurred and be continuing.

                  (b) Loan Documents and Organizational Documents. The Borrower shall have executed and/or delivered to the Agent (or shall have caused to be executed and delivered to the Agent by the appropriate Persons), the following:

                      (i) The Notes;

                      (ii) All of the Security Documents;

                      (iii) Certified copies (attached as required in Part A of the form attached as Schedule 3.1) of the resolutions of the Board of Directors or other governing body of each Credit Party, or of each Credit Party's equityholders, managers, officers and/or corporate general partner, as the case may be, authorizing the execution and delivery of the Loan Documents to which it is a party;

                      (iv) Copies of the Organizational Documents of each Credit Party and each corporate general partner or manager of each Credit Party, with any amendments thereto, certified (as applicable) by the appropriate Secretary of State and by the Secretary or an Assistant Secretary of such Credit Party, general partner or manager (in each case, attached as required in Part A of the form attached as Schedule 3.1);

                      (v) For each Credit Party, certificates of legal existence and good standing (both as to corporate law, if applicable, and, if available, tax matters) issued as of a reasonably recent date by such Company's state of organization or formation and any other state in which such Company is authorized or qualified to transact business;

                      (vi) No later than three (3) Business Days prior to the Closing Date, to the extent requested by the Agent, true and correct copies of all FCC Licenses, all other material governmental licenses, franchises and permits, and other third party consents and all other material leases, contracts, agreements, instruments and other documents specified in Schedules 4.4, 4.7, 4.10, 4.17 and 4.20;

                      (vii) Uniform Commercial Code searches with respect to the Credit Parties, the results thereof to be satisfactory to the Agent;

                      (viii) Certificates of insurance evidencing the insurance coverage and policy provisions required in this Agreement; and

                      (ix) Such other supporting documents and certificates as the Agent or the Lenders may reasonably request.

                  (c) Officer's Certificates as to Compliance, Documents, Etc. The Borrower shall have provided to the Agent a compliance certificate substantially in the form of Part B of the form attached as Schedule 3.1 hereto or such other form as shall be satisfactory to the Agent, duly executed on behalf of the Borrower by its chief executive officer or chief financial officer.

                  (d) No Material Adverse Change. As of the date hereof and as of the Closing Date, and since December 31, 2000, no event or circumstance shall have occurred which could have a Material Adverse Effect.

                  (e) Company Counsel Opinions. The Agent shall have received the favorable written opinion of Drinker Biddle & Reath LLP, counsel to the Parent and the Companies, and the favorable written opinion of special communications counsel to the Parent and the Companies with respect to FCC matters, each dated as of the Closing Date, addressed to the Agent and the Lenders and reasonably satisfactory to the Agent in scope and substance.

                  (f) Legal and Other Fees. As of the date hereof and as of the Closing Date, all fees owed to the Agent, the Lenders and their respective Affiliates under the Fee Agreement and all legal fees and expenses of counsel to the Agent incurred through such date shall have been paid in full.

                  (g) Review by Agent's Counsel. All legal matters incident to the transactions hereby contemplated shall be reasonably satisfactory to counsel for the Agent.

         Section 3.2 Lender Approvals. For purposes of determining compliance with the conditions precedent referred to in Sections 3.1, on the date of the Loans hereunder, each of the Lenders shall be deemed to have consented to, approved or accepted or be satisfied with each document or other matter which is the subject of such Lender's consideration under any of the provisions of such Sections, unless an officer of the Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender prior to the Loans hereunder specifying its objection thereto and such Lender shall have failed to make available to the Agent such Lender's ratable share of the Loans.

                                   ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES

                  The Borrower represents and warrants to the Agent and the Lenders (which representations and warranties shall give effect to the consummation of all of the transactions referred to in Section 3.1 and shall survive the delivery of the Notes and the making of the Loans) that:

         Section 4.1 Financial Statements. The Borrower has heretofore furnished to the Lenders the various audited and unaudited balance sheets and related statements of operations, equity and cash flow of the Parent, the Borrower and the Borrower's Subsidiaries required to be delivered through the date hereof under Section 6.5 (the "Financial Statements"). The Financial Statements have been prepared in accordance with GAAP. Since December 31, 2000, there has been no material adverse change in the assets, properties, business or condition (financial or otherwise) of the Parent or any of the Companies and, other than distributions permitted under the Borrower's existing debt instruments and those listed on Schedule 4.1(a)(i), no dividends or distributions have been declared or paid by the Parent or the Borrower. Neither the Parent nor any of the Companies has any contingent obligations, liabilities for taxes or unusual forward or long-term commitments except as specified in such Financial Statements. All financial projections submitted to the Lenders by the Borrower (including all projections set forth in the Budget) are believed by the Borrower to be reasonable in light of all information presently known by the Borrower. Except as set forth on Schedule 4.1(a)(ii), as of the date of this Agreement, neither the Parent nor any of its Subsidiaries (excluding the PM&C Group) has any Indebtedness.

         Section 4.2 Organization, Qualification, Etc. Each of the Companies:

                  (a) is a corporation, limited partnership or limited liability company, duly organized or formed, validly existing and in good standing under the laws of its state of organization or formation, all as specified in Schedule 4.2;

                  (b) has the power and authority to own its properties and to carry on its business as now being conducted and as presently contemplated; and

                  (c) is duly qualified to transact business in the jurisdictions specified in such Schedule 4.2 and in each other jurisdiction where the nature of its activities requires such qualification.

                  Each of the Credit Parties has the power and authority to execute and deliver, and perform its respective obligations under, this Agreement, the Notes and the Security Documents and all other Loan Documents contemplated hereby. As of the date of this Agreement, none of the Companies has any Subsidiaries, except as described in Schedule 4.20.

         Section 4.3 Authorization; Compliance; Etc. The execution and delivery of, and performance by the Credit Parties of their respective obligations under, this Agreement, the Notes, the Security Documents and the other agreements and instruments relating thereto (all of the foregoing being hereinafter referred to collectively as the "Transaction Documents") have been duly authorized by all requisite corporate and membership action and will not violate any provision of law (including without limitation the Communications Act of 1934, as amended, and all other rules, regulations, administrative orders and policies of the
FCC), any order, judgment or decree of any court or other agency of government, the Organizational Documents of any Credit Party or any indenture, agreement or other instrument to which any Credit Party or any Subsidiary of a Credit Party is a party, or by which any Credit Party or any Subsidiary of a Credit Party is bound (including without limitation the PSC Exchange Indenture, the PSC Exchange Notes, the PSC 1997 Indenture, the PSC 1997 Senior Notes, the PSC 1998 Indenture, the PSC 1998 Senior Notes, the Golden Sky Exchange Indentures, the Golden Sky Exchange Notes, the PSC Preferred Stock Designation and the PM&C Credit Agreement), or be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, or (except as may be permitted under this Agreement) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of any Credit Party or any Subsidiary of a Credit Party pursuant to, any such indenture, agreement or instrument. Each of the Transaction Documents constitutes the valid and binding obligation of each of the Credit Parties party thereto, enforceable against such party in accordance with its terms, subject, however to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally or the application of principles of equity, whether in any action in law or proceeding in equity, and subject to the availability of the remedy of specific performance or of any other equitable remedy or relief to enforce any right under any such agreement.

         Section 4.4 Governmental and Other Consents, Etc.

                  (a) Except for filings and recordings required to perfect the security interests granted in the Security Documents and except as set forth in
Schedule 4.4, none of the Credit Parties is required to obtain any consent, approval or authorization from, to file any declaration or statement with or to give any notice to, any Governmental Authority or any other Person (including, without limitation, any notices required under the applicable bulk sales law) in connection with or as a condition to the execution, delivery or performance of any of the Transaction Documents. Except as set forth in such Schedule 4.4, all consents, approvals and authorizations described in such Schedule have been duly granted and are in full force and effect on the date hereof and all filings described in such Schedule have been properly and timely made.

                  (b) Notwithstanding the foregoing, (i) from time to time, the Credit Parties may be required to obtain certain authorizations of or to make certain filings with the FCC which are required in the ordinary course of business, (ii) copies of certain documents, including without limitation certain Transaction Documents, may be required to be filed with the FCC pursuant to 47 C.F.R. ss.73.3613, (iii) the FCC must be notified of the consummation of any assignments or transfers of control of FCC authorizations for any television broadcast stations and ownership reports are required to be filed with the FCC after such consummation pursuant to 47 C.F.R. ss.73.3615, and similar requirements of local franchising authorities exist under state and local law, and (iv) prior to the exercise of certain rights or remedies under the Loan Documents by the Agent or the Lenders, notifications with respect to such exercise may be required to be timely obtained or made.

         Section 4.5 Litigation. Except as specified in Schedule 4.5, there is no action, suit or proceeding at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of the Borrower, threatened (nor is any basis therefor known to the Borrower), (a) which questions the validity of any of the Transaction Documents, or any action taken or to be taken pursuant hereto or thereto, in a manner or to an extent which could reasonably be expected to have a Material Adverse Effect, or (b) against or affecting any Company which, if adversely determined, either in any case or in the aggregate, would have a Material Adverse Effect.

         Section 4.6 Compliance with Laws and Agreements. Except as disclosed in this Agreement, none of the Companies is a party to any agreement or instrument or subject to any corporate, partnership or other restriction which could have a Material Adverse Effect. None of the Companies is in violation of any provision of its Organizational Documents or of any material indenture, agreement or instrument to which it is a party or by which it is bound (including without limitation the PSC Exchange Indenture, the PSC Exchange Notes, the PSC 1997 Indenture, the PSC 1997 Senior Notes, the PSC 1998 Indenture, the PSC 1998 Senior Notes, the Golden Sky Exchange Indentures, the Golden Sky Exchange Notes and the PSC Preferred Stock Designation) or, to the best of the Borrower's knowledge and belief, of any provision of law (including without limitation the Communications Act of 1934, as amended, and all other rules, regulations, administrative orders and policies of the FCC), the violation of which could have a Material Adverse Effect, or any order, judgment or decree of any court or other Governmental Authority. Without limiting the generality of the foregoing, all of the Obligations are permitted under, and do not and will not violate, the PSC Preferred Stock Designation, the PSC Exchange Indenture, the PSC Exchange Notes, the PSC 1997 Indenture, the PSC 1997 Senior Notes, the PSC 1998 Indenture, the PSC 1998 Senior Notes, the Golden Sky Exchange Indentures, the Golden Sky Exchange Notes and the PM&C Credit Agreement, (b) constitute "Senior Debt" and "Designated Senior Debt" under the Golden Sky Exchange Indenture relating to the Borrower's 13 1/2% Senior Subordinated Discount Notes due 2007,
(c) constitute "Eligible Indebtedness" under the PSC Exchange Indenture, the PSC 1997 Indenture, the PSC 1998 Indenture and the Golden Sky Exchange Indentures and (d) are hereby designated as "Designated Senior Debt" under the Golden Sky Exchange Indenture relating to the Borrower's 13 1/2% Senior Subordinated Discount Notes due 2007.

         Section 4.7 Licenses. Schedule 4.7 accurately and completely lists all Licenses (identified by issuing authority, licensee and expiration date) granted, issued or assigned to any Company as of the date hereof. Such Company holds such Licenses free and clear of any Liens other than Permitted Liens. Each of such Licenses and all material contractual rights and licenses relating to copyrights, patents, trademarks, service marks, trade names and other similar rights and agreements is in full force and effect and no material default by any Credit Party has occurred and is continuing thereunder. As of the date hereof, except as limited by the provisions of the Communications Act of 1934, as amended, and the FCC's rules and regulations and as otherwise specified on the face of any FCC License, none of the FCC Licenses is subject to any restriction or condition that would limit in any material respect the operation of the business as it is now conducted. Except as specified in Schedule 4.7, (a) there is not, as of the date hereof, pending or to, the knowledge of the Borrower threatened any action by or before the FCC to revoke, cancel, rescind or modify (including a reduction in coverage area) any of the FCC Licenses (other than proceedings to amend FCC rules of general applicability) or refuse to renew the FCC Licenses, and (b) there is not now issued or outstanding, pending or, to the knowledge of the Borrower threatened by or before the FCC, any order to show cause, notice of violation, notice of apparent liability, or notice of forfeiture or complaint against any Credit Party with respect to any of the FCC Licenses. Except as specified in Schedule 4.7, none of the FCC Licenses is the subject of a pending license renewal application and the Borrower has no reason to believe that any of the FCC Licenses will be revoked or will not be renewed in the ordinary course.

         Section 4.8 No Restriction on Transfers to Service Debt.


                  (a) As of the date of this Agreement and as of the Closing Date, giving pro forma effect to the transfer of the proceeds of the Loans to PM&C as a cash contribution to capital, PM&C is permitted to pay a cash dividend to the Borrower pursuant to the provisions of Section 5.04(b)(vii) of the PM&C Credit Agreement in an amount equal to or in excess of $146,000,000.

                  (b) Except as otherwise set forth in Schedule 4.8(b), no Company is subject to any contractual encumbrance or restriction on its ability
(i) to sell or otherwise dispose of any assets, (ii) to incur indebtedness or issue debt or equity securities, (iii) to merge, consolidate or combine with any Credit Party, (iv) to pay dividends, (v) to transfer assets to any Credit Party, or (vi) to make loans to or investments in any Credit Party.

         Section 4.9 PM&C Credit Agreement. No "Default" (as defined in the PM&C Credit Agreement) has occurred and is continuing or will result from the execution or delivery of any of the Transaction Documents or from the performance of any obligation thereunder. Each of the representations and warranties set forth in the PM&C Credit Agreement or in the "Loan Documents" (as defined therein) is true and correct in all material respects, except to the extent that they relate specifically to an earlier specified date or are affected by transactions or events occurring after the Closing Date (as such term is defined in the PM&C Credit Agreement) that were permitted or not prohibited under the PM&C Credit Agreement.

         Section 4.10 Title to Properties; Condition of Properties.

                  (a) The Credit Parties have good title to all of their properties and assets free and clear of all Liens (other than FCC restrictions on the transfer of equity interests or FCC Licenses) of any kind, except Permitted Liens.

                  (b) Pegasus Development Corporation has good title (free and clear of all Liens) to all of its properties and assets as described on Schedule 4.10(b).

         Section 4.11 Interests in Other Businesses. Except as reflected in
Schedule 4.11 or Schedule 4.20 hereto, none of the Companies holds or owns any of the issued and outstanding capital stock, partnership interests, membership interests or similar equity interests, or any rights to acquire the same, of any corporation, partnership, limited liability company, firm or entity other than as specified or permitted in this Agreement.

         Section 4.12 Solvency.

                  (a) The aggregate amount of the full saleable value of the assets and properties of each Credit Party exceeds the amount that will be required to be paid on or in respect of such Credit Party's existing debts and other liabilities (including contingent liabilities) as they mature.

                  (b) No Company's assets and properties constitute unreasonably small capital for such Company to carry out its business as now conducted and as proposed to be conducted, including such Company's capital needs, taking into account the particular capital requirements of such Company's business and the projected capital requirements and capital availability thereof.

                  (c) The Companies do not intend to, nor will they, incur debts beyond their ability to pay such debts as they mature, taking into account the timing and amounts of cash reasonably anticipated to be received by each Company and the amounts of cash reasonably anticipated to be payable on or in respect of each Company's obligations. The Companies' aggregate cash flow, after taking into account all anticipated sources and uses of cash, will at all times be sufficient to pay all such amounts on or in respect of their indebtedness when such amounts are required to be paid.

                  (d) The Borrower believes that no reasonably anticipated final judgment in a pending action or, to its knowledge, any threatened actions for money damages will be rendered at a time when, or in an amount such that, any Company will be unable to satisfy such judgments promptly in accordance with their terms (taking into account the maximum reasonable amount thereof and the earliest reasonable time at which such judgments might be rendered). The cash available to each Company, after taking into account all other anticipated uses of cash (including the payment of all such Company's indebtedness) is anticipated to be sufficient to pay any such judgments promptly in accordance with their terms.

                  (e) No Company is contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidating of all or a substantial portion of its property, and the Borrower has no knowledge of any Person contemplating the filing of any such petition against any Company.

         Section 4.13 Full Disclosure. No statement of fact made by or on behalf of any Person other than the Lenders in this Agreement, the Security Documents or in any certificate or schedule furnished to the Lenders pursuant hereto or thereto contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained therein or herein not misleading. There is no fact presently known to the Borrower which has not been disclosed to the Lenders in writing which has had or, as far as the Borrower can reasonably foresee, could have a Material Adverse Effect, other than facts and circumstances generally known within the industries in which the Companies conduct business.

         Section 4.14 Margin Stock. The Credit Parties do not own or have any present intention of acquiring any "margin stock" within the meaning of Regulation U (12 C.F.R. Part 221), of the Board of Governors of the Federal Reserve System (herein called "Margin Stock").

         Section 4.15 Tax Returns. Each of the Companies has filed all federal, state and local tax and information returns required to be filed, and has paid or made adequate provision for the payment of all material federal, state and local taxes, franchise fees, charges and assessments shown thereon.

         Section 4.16 Pension Plans, Etc.

                  (a) Except as described in Schedule 4.16, neither the Borrower nor any member of the Controlled Group has any pension, profit sharing or other similar plan providing for a program of deferred compensation to any employee.

                  (b) Neither the Borrower nor any member of the Controlled Group has any material liability (i) under Section 412 of the Code for failure to satisfy the minimum funding requirements for pension plans, (ii) as the result of the termination of a defined benefit plan under Title IV of ERISA,
(iii) under Section 4201 of ERISA for withdrawal or partial withdrawal from a multiemployer plan, or (iv) for participation in a prohibited transaction with an employee benefit plan as described in Section 406 of ERISA and Section 4975 of the Code.

         Section 4.17 Material Agreements. Except for matters disclosed in
Schedule 4.7 and 4.20, Schedule 4.17 hereto accurately and completely lists all agreements, if any, among the equityholders of the Borrower or any of the other Companies and all material, acquisition, construction, engineering, management, consulting, employment and other agreements, if any, which are reasonably necessary for the operation of the business of such Person. Each of the foregoing agreements is in full force and effect; no material default by any party thereto has occurred and is continuing thereunder; and the Borrower has provided true and complete copies thereof to the Agent and its counsel.

         Section 4.18 Projections. Attached as Schedule 4.18 are projections of the operation of the Parent Group's businesses through December 31, 2005 (the "Projections").

         Section 4.19 Brokers, Etc. None of the members of the Parent Group has dealt with any broker, finder, commission agent or other similar Person in connection with the Loans or the transactions contemplated by this Agreement or is under any obligation to pay any broker's fee, finder's fee or commission in connection with such transactions.

         Section 4.20 Capitalization. Attached as Schedule 4.20 is a description of the ownership relationships among the Companies, showing, as to the Companies, accurate ownership percentages of the equityholders of record and accompanied by a statement of authorized and issued Equity Securities for each such entity as of the date hereof. Such Schedule 4.20 also states, as of the date hereof (a) which Equity Securities, if any, carry preemptive rights; (b) to the best of the Borrower's knowledge whether there are any outstanding subscriptions, warrants or options to purchase any Equity Securities; (c) whether any Company is obligated to redeem or repurchase any of its Equity Securities, and the details of any such committed redemption or repurchase; and
(d) any other agreement, arrangement or plan to which any Company is a party or participant or of which any Company has knowledge which will directly or indirectly affect the capital structure of the Companies. All such Equity Securities of the Companies are validly issued and fully paid and non-assessable, and owned as set forth on such Schedule 4.20. All such Equity Securities of the Companies are owned, legally and beneficially, free of any Lien, except for Permitted Liens and restrictions on transfer imposed by applicable securities laws indicated on the certificates evidencing such shares or as may be imposed by the FCC.

         Section 4.21 Environmental Compliance.

                  (a) To the best of the Borrower's knowledge, all real property leased, owned, controlled or operated by the Companies (the "Properties") and their existing and, to the best of the Borrower's knowledge, prior uses and activities thereon, including, but not limited to, the use, maintenance and operation of each of the Properties and all activities in conduct of business related thereto comply and have at all times complied in all material respects with all Environmental Laws.

                  (b) None of the Companies and, to the best of the Borrower's knowledge, no previous owner, tenant, occupant or user of any of the Properties or any other Person, has engaged in or permitted any operations or activities upon any of the Properties for the purpose of or in any way involving the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of a material amount of any Hazardous Materials the removal of which is required or the maintenance of which is prohibited or penalized.

                  (c) To the best of the Borrower's knowledge, no Hazardous Material has been or is currently located in, on, under or about any of the Properties in a manner which materially violates any Environmental Law or which requires cleanup or corrective action of any kind under any Environmental Law.

                  (d) No notice of violation, lien, complaint, suit, order or other notice or communication concerning any alleged violation of any Environmental Law in, on, under or about any of the Properties has been received by any Company or, to the best of the Borrower's knowledge, any prior owner or occupant of any of the Properties which has not been fully satisfied and complied with in a timely fashion so as to bring such Property into full compliance with all Environmental Laws.

                  (e) Each of the Companies has all permits and licenses required under any Environmental Law to be issued to them by any Governmental Authority on account of any or all of its activities on any of the Properties, except to the extent that the absence of any such permit or license has had, or could have, a Material Adverse Effect, and are in material compliance with the terms and conditions of such permits and licenses. To the best of the Borrower's knowledge, no change in the facts or circumstances reported or assumed in the application for or granting of such permits or licenses exist, and such permits and licenses are in full force and effect.

                  (f) No portion of any of the Properties has been listed, designated or identified in the National Priorities List (NPL) or the CERCLA information system (CERCLIS), both as published by the United States Environmental Protection Agency, or any similar list of sites published by any Federal, state or local authority proposed for or requiring cleanup, or remedial or corrective action under any Environmental Law.

         Section 4.22 Investment Company Act. None of the Companies is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company," or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         Section 4.23 Labor Matters. No Company is experiencing any strike, labor dispute, slow down or work stoppage due to labor disagreements which has had, or could reasonably be expected to have, a Material Adverse Effect; there is no such strike, dispute, slow down or work stoppage threatened against any Company, to the best of the Borrower's knowledge, none of the Companies is subject to any collective bargaining or similar arrangements.

         Section 4.24 Delaware Code Provisions. None of the Organizational Documents of the Companies contains any provision similar to those set forth in
Section 102(b)(2) of Title 8 of the Delaware Code.

                                   ARTICLE 5

                               FINANCIAL COVENANTS

                  The Borrower covenants and agrees that, for so long as any principal of or interest on the Loans remains outstanding, the Companies will:

         Section 5.1 PM&C Credit Agreement Covenants. Cause PM&C and its Subsidiaries to observe and perform each and all of the covenants contained in Sections 5.01(b), 5.01(c), 5.02 and 5.03 and in Article VI and Article VII of the PM&C Credit Agreement.

         Section 5.2 Leverage. At all times, maintain a PSC Leverage Ratio which is less than 7.00:1.00

         Section 5.3 Restricted Payments. Not directly or indirectly declare, order, pay or make any Restricted Payment or set aside any sum or property therefor except as follows:

                  (a) The Companies may pay monthly Management Fees to the Manager; provided that such payments shall not exceed, during any period of twelve (12) consecutive months, the actual cost of providing management and administrative support services to the Companies for such period.

                  (b) Any Subsidiary of the Borrower may pay dividends and make distributions to the Borrower or to another Subsidiary of the Borrower holding equity interests in the payor.

                  (c) Any Company may repay indebtedness owed to the Borrower or to a Subsidiary of the Borrower.

                  (d) The Companies may make intercompany loans to one another subject to the limitations set forth in Section 7.5(a)(ii).

                  (e) Payment of dividends on the PSC Preferred Stock made solely by distribution of additional shares of PSC Preferred Stock.

                  (f) Appraisal Rights Payments made solely from (i) not more than $2,000,000 in cash on hand held by the Borrower or the Parent on the date of this Agreement (other than the proceeds of the Loans) or (ii) Exempt Equity Proceeds.

                  (g) The Borrower may make Tax Sharing Payments to the Parent provided that the same shall reflect adjustments for all credits and deductions enjoyed by the Parent.

                  (h) The Borrower may make distributions to the Parent to pay the reasonable expenses of the Parent Equity Restructuring.

                  (i) So long as no Default exists at the time, the Borrower may make (i) distributions to the Parent to be used by the Parent solely to fund equity contributions to Pegasus Development Corporation and (ii) intercompany loans directly to Pegasus Development Corporation, so long as the aggregate amount of all such distributions and intercompany loans does not exceed $30,000,000.

         Section 5.4 Maintenance of Liquidity .

                  (a) Overall Liquidity. Maintain at all times cash and Cash Equivalents held by the Borrower or PM&C and undrawn revolving credit loans readily available to PM&C under the PM&C Credit Agreement in an aggregate amount that is not less than the amount of net cash required for the six-month period commencing at such time under the Borrower's budget attached hereto as Schedule
5.4 (the "Budget"), except for cash required to repay the Loans.

                  (b) Borrower Liquidity to Pay Interest. Maintain at all times cash and Cash Equivalents held by the Borrower in an aggregate amount at least equal to the accrued, but unpaid, interest plus the interest to be accrued through the Maturity Date on the then outstanding principal amount of the Loans, computed at the rate then applicable to the Loans.

         Section 5.5 Restricted Payments Availability. Cause PM&C at all times to be and remain permitted immediately to pay a cash dividend to the Borrower pursuant to the provisions of Section 5.04(b)(vii) of the PM&C Credit Agreement in an amount equal to the full principal balance of the Notes and all unpaid interest accrued thereon and all fees, expenses, indemnities and other amounts then outstanding under the Loan Documents.

                                  ARTICLE 6

                              AFFIRMATIVE COVENANTS

                  The Borrower hereby covenants and agrees that, for so long as any principal of or interest on the Loans remains outstanding, the Companies shall:

         Section 6.1 Preservation of Assets; Compliance with Laws, Etc.

                  (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its corporate, partnership or limited liability company existence, as the case may be, all material rights, licenses, permits and franchises (including all material FCC Licenses, if any) and comply in every material respect with all laws and regulations applicable to it (including without limitation the Communications Act of 1934, as amended, and all other rules, regulations, administrative orders and policies of the FCC) and all material agreements to which it is a party, including without limitation all material agreements, and all agreements with its equityholders the violation of which could have a Material Adverse Effect;

                  (b) at all times maintain, preserve and protect all material trade names and proprietary rights; and

                  (c) preserve all the remainder of its material property used or useful in the conduct of its business and keep the same in good repair, working order and condition (reasonable wear and tear and damage by fire or other casualty excepted), and from time to time, make or cause to be made all needful and proper repairs, renewals, replacements, betterments and improvements thereto, so that the business carried on in connection therewith may be conducted at all times in the ordinary course in a manner substantially consistent with past practices.

         Section 6.2 Insurance. Keep all of its insurable properties now or hereafter owned adequately insured at all times against loss or damage by fire or other casualty to the extent customary with respect to like properties of companies conducting similar businesses; maintain public liability, business interruption and workers' compensation insurance insuring such Company to the extent customary with respect to companies conducting similar businesses, all by financially sound and reputable insurers and furnish to the Lenders satisfactory evidence of the same (including certification by an Authorized Officer of the Borrower of timely renewal of, and timely payment of all insurance premiums payable under, all such policies, which certification shall be included in the next succeeding Compliance Report delivered pursuant to Section 6.5(b)); notify each of the Lenders of any material change in the insurance maintained on its properties after the date hereof and furnish each of the Lenders satisfactory evidence of any such change.

         Section 6.3 Taxes, Etc. Pay and discharge or cause to be paid and discharged all taxes, assessments and governmental charges or levies imposed upon it or upon its income and profits or upon any of its property, real, personal or mixed, or upon any part thereof, before the same shall become in default, as well as all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, might become a lien or charge upon such properties or any part thereof; provided that no Company shall be required to pay and discharge or cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and it shall have set aside on its books adequate reserves with respect to any such tax, assessment, charge, levy or claim, so contested; and provided, further that, in any event, payment of any such tax, assessment, charge, levy or claim shall be made before any of its property shall be seized or sold in satisfaction thereof.

         Section 6.4 Notice of Proceedings, Defaults, Adverse Change, Etc. Promptly (and in any event within five (5) days after the discovery by the Borrower thereof) give written notice to each of the Lenders of (a) any proceedings instituted or threatened against it by or in any federal, state or local court or before any commission or other regulatory body, whether federal, state or local, which, if adversely determined, could have a Material Adverse Effect; (b) any notices of default received by any Company (together with copies thereof, if requested by any Lender) with respect to (i) any alleged default under or violation of any of its material licenses, permits or franchises, including any FCC License or other material agreement to which it is a party, or
(ii) any alleged default with respect to, or redemption or acceleration or other action under, the PSC Preferred Stock Designation or any evidence of material Indebtedness of any Company or any mortgage, indenture or other agreement relating thereto; (c) (i) any notice of any material violation or administrative or judicial complaint or order filed or to be filed against any Company and/or any real property owned or leased by it alleging any violations of any law, ordinance and/or regulation or requiring it to take any action in connection with the release and/or clean-up of any Hazardous Materials, or (ii) any notice from any governmental body or other Person alleging that any Company is or may be liable for costs associated with a release or clean-up of any Hazardous Materials or any damages resulting from such release; (d) any change in the condition, financial or otherwise, of any Company or the Parent which has, or could have, a Material Adverse Effect; or (e) the occurrence of any Default.

         Section 6.5 Financial Statements and Reports. Furnish to the Agent (with multiple copies for each of the Lenders, which the Agent shall promptly provide to the respective Lenders):

                  (a) All financial statements, information and reports required under Section 6.5(a) through (e) and (i) though (l) of the PM&C Credit Agreement as and when such financial statements, information or reports are required to be delivered under the PM&C Credit Agreement;

                  (b) Concurrently with the delivery of any annual or quarterly financial statements required by Section 6.5(a), a certified report (hereafter, a "Compliance Report") in the form of Schedule 6.5(b) attached hereto (or otherwise in a form satisfactory to the Agent), with appropriate calculations, signed on behalf of the Borrower by an Authorized Officer of the Borrower, setting forth the calculations contemplated in Article 5 of this Agreement and certifying as to the fact that such Person has examined the provisions of this Agreement and that no Default has occurred and is continuing (or if a Default exists, a statement explaining its nature and extent);

                  (c) Within ten (10) days after the receipt or filing thereof by any Company, as applicable, copies of any periodic or special reports filed by any Company with the FCC or any state or local governmental body having jurisdiction over any FCC License, and copies of any material notices and other material communications from the FCC or any such state or local governmental body which specifically relate to any Company or any FCC License, but in each case only if such reports or communications indicate any material adverse change in such Company's standing before the FCC or in respect of FCC License or if copies thereof are requested by the Agent;

                  (d) Promptly, and in any event within five (5) days, after the Borrower or any member of the Controlled Group (i) is notified by the Internal Revenue Service of its liability for the tax imposed by Section 4971 of the Code, for failure to make required contributions to a pension, or Section 4975 of the Code, for engaging in a prohibited transaction, (ii) notifies the PBGC of the termination of a defined benefit pension plan, if there are or may not be sufficient assets to convert the plan's benefit liabilities as required by
Section 4041 of ERISA, (iii) is notified by the PBGC of the institution of pension plan termination proceedings under Section 4042 of ERISA or that it has a material liability under Section 4063 of ERISA, or (iv) withdraws from a multiemployer pension plan and is notified that it has withdrawal liability under Section 4202 of ERISA which is material, copies of the notice or other communication given or sent;

                  (e) Promptly upon receipt or issuance thereof, and in any event within five (5) Business Days after such receipt, copies of all audit reports submitted to any Company by its accountants in connection with each yearly, interim or special audit of the books of any Company made by such accountants, including any material related correspondence between such accountants and the Borrower's management;

                  (f) Promptly upon circulation thereof, and in any event within five (5) Business Days after such circulation, copies of any material written reports issued by the Borrower or any Subsidiary to any of its equityholders or material creditors relating to the Notes or any material change in any Company's financial condition;

                  (g) Within ten (10) days after the receipt or filing thereof by any Company, the Parent or any other Affiliate of the Borrower, copies of (i) any registration statements, prospectuses and any amendments and supplements thereto, and any regular and periodic reports (including without limitation reports on Form 10-K, Form 10-Q or Form 8-K), if any, filed by any Company, the Parent or such Affiliate with any securities exchange or with the United States Securities and Exchange Commission (the "SEC"); and (ii) any letters of comment or correspondence with respect to filings or compliance matters sent to any Company, the Parent or such Affiliate by any such securities commission or the SEC in relation to any Company, the Parent or such Affiliate and its respective affairs;

                  (h) Within thirty (30) days of the Closing Date, copies of the Budget presented in monthly periods;

                  (i) As soon as reasonably possible after request therefor, such other information regarding its operations, assets, business, affairs and financial condition or regarding any of the Companies or (to the extent available to the Borrower without undue effort and expense) their equityholders or other Affiliates as any Lender may reasonably request, including without limitation copies of any and all material agreements to which any Company is a party from time to time.

         Section 6.6 Inspection. Permit employees, agents and representatives of the Lenders to inspect, during normal business hours, its premises and any other facilities and systems of the Companies and its books and records and to make abstracts or reproductions thereof. In connection with any such inspections, the Lenders will use reasonable efforts to avoid an unreasonable disruption of the Companies' businesses and, to the extent possible or appropriate absent any Default, will give reasonable notice thereof.

         Section 6.7 Accounting System. Maintain a system of accounting in accordance with generally accepted accounting principles and maintain a fiscal year ending December 31 for each of the Companies.

         Section 6.8 Additional Assurances. From time to time hereafter:

                  (a) without limiting the generality of Section 2.1, execute and deliver or cause to be executed and delivered, such additional instruments, certificates and documents, and take all such actions, as the Agent or the Lenders shall reasonably request for the purpose of implementing or effectuating the provisions of this Agreement and the other Loan Documents;

                  (b) without limiting the generality of Section 2.1, at the request and direction of the Agent, cooperate with the Agent and the Lenders from time to time in preparing, executing and/or filing and recording such (i) timely continuation statements under the Uniform Commercial Code with respect to financing statements filed under Section 2.1, (ii) new financing statements and
(iii) conforming amendments to the Security Documents as shall be necessary from time to time to reflect the passage of time and other changed circumstances and to assure continued compliance with the Loan Documents and with Section 2.1; and

                  (c) upon the exercise by the Agent or the Lenders of any power, right, privilege or remedy pursuant to this Agreement or any other Loan Document which requires any consent, approval, registration, qualification or authorization of any Governmental Authority, execute and deliver all applications, certifications, instruments and other documents and papers that the Agent or Lenders may be so required to obtain.

Nothing contained in this Section 6.8 shall constitute a waiver of any Event of Default arising from the Borrower's failure to locate, deliver and/or file or record any Security Document, any consent of any Governmental Authority or other Person or any other document required under Section 2.1, Article 3 or otherwise under this Agreement.

         Section 6.9 Renewal of FCC Licenses. Renew all FCC Licenses in a timely manner and in accordance with all applicable provisions thereof.

         Section 6.10 Compliance with Environmental Laws.

                  (a) Comply, and cause all tenants or other occupants of any of the Properties to comply in all material respects with all Environmental Laws and not generate, store, handle, process, dispose of or otherwise use and not permit any tenant or other occupant of any of the Properties to generate, store, handle, process, dispose of or otherwise use Hazardous Materials in, on, under or about the Property in a manner that could lead or potentially lead to imposition on any Company or the Agent or any Lender or any of the Properties of any liability or lien of any nature whatsoever under any Environmental Law.

                  (b) Notify the Agent promptly in the event of any spill or other release of any Hazardous Material in, on, under or about any of the Properties which is required to be reported to a Governmental Authority under any Environmental Law, promptly forward to the Agent copies of any notices received by any Company relating to any alleged violation of any Environmental Law and promptly pay when due any fine or assessment against the Lenders, any Company or any of the Properties relating to any Environmental Law.

                  (c) If at any time it is determined that the operation or use of any of the Properties violates any applicable Environmental Law or that there is any Hazardous Material located in, on, under or about the Properties which under any Environmental Law requires special handling in collection, treatment, storage or disposal or any other form of cleanup or remedial or corrective action, then, within thirty (30) days after receipt of notice thereof from a Governmental Authority (or such other time period as may be specified in the notice sent by such Governmental Authority) or from the Lenders, take, at its sole cost and expense, such actions as may be necessary to fully comply in all respects with all Environmental Laws, provided, however, that if such compliance cannot reasonably be completed within such thirty (30) day period, the Borrower shall commence such necessary action within such thirty (30) day period and shall thereafter diligently and expeditiously proceed to fully comply in all respects and in a timely fashion with all Environmental Laws. Nothing herein shall prohibit the Borrower from asserting any good faith defenses against the government in any governmental demands.

                  (d) If a lien is filed against any of the Properties by any Governmental Authority resulting from the need to expend or the actual expending of monies arising from an action or omission, whether intentional or unintentional, of any Company or for which any Company is responsible, resulting in the releasing, spilling, leaking, leaching, pumping, emitting, pouring, emptying or dumping of any Hazardous Material, then, within thirty (30) days from the date that such Company is first given notice such lien has been placed against the Properties, either (i) pay the claim and remove the lien or (ii) furnish a cash deposit, bond or such other security with respect thereto as is satisfactory in all respects to the Lenders and is sufficient to effect a complete discharge of such lien on the Properties.

                  (e) At the Borrower's expense, if and as reasonably requested by the Agent in connection with any Property now or hereafter owned, acquired or leased by any Company, (i) conduct and deliver to the Agent and the Lenders, an Environmental Site Assessment prepared by an environmental consulting firm of national reputation reasonably satisfactory to the Agent, together with a letter from such firm to the Agent authorizing the Agent and the Lenders to rely thereon, or (ii) prepare and deliver to the Agent and the Lenders true and accurate responses to the Agent's environmental questionnaire as to such Property. Each Environmental Site Assessment and completed environmental questionnaire shall be, to the best of the Borrower's knowledge, true and accurate in all material respects.

                  (f) Perform any and all Remedial Work necessary under all Environmental Laws applicable (now or in the future) to the Companies or their businesses, whether as recommended under any Environmental Site Assessment or otherwise.

         Section 6.11 Permanent Financing. Upon request (a "Request") made by CIBC World Markets Corp. on behalf of the Investment Banks on or any time after the earlier of (a) any Event of Default and (b) May 15, 2002, which request shall be subject to the terms and conditions contained in the Engagement Letter, the Borrower shall take all commercially reasonable actions necessary or desirable, to the extent within its power, so that the Investment Banks can, as soon as practicable after such Request, publicly offer or privately place the Subsequently Issued Securities or any non-convertible preferred equity securities of the Borrower or any Subsidiary of Borrower ("Preferred Equity Securities") or privately resell the Notes (the "Initial Request Date"). Upon written notice by CIBC World Markets Corp., on behalf of the Investment Banks (a "Securities Issuance Notice"), at any time following the Initial Request Date, the Borrower will issue and sell Subsequently Issued Securities or Preferred Equity Securities upon such terms and conditions as specified in the Securities Issuance Notice and the Engagement Letter if, in the reasonable judgment of CIBC World Markets Corp., on behalf of the Investment Banks, Subsequently Issued Securities or Preferred Equity Securities in an aggregate principal amount equal to at least the aggregate principal amount of the Notes then outstanding can be fully distributed in an offering, sale or placement thereof completed within 60 days of such notice.

                  Upon receipt of a Request or a Securities Issuance Notice and the request of CIBC World Markets Corp., on behalf of the Investment Banks, the Borrower will (a) promptly provide or make available to the Investment Banks all necessary financial and other information in the Borrower's possession with respect to the Borrower and its Subsidiaries, (b) use its reasonable best efforts to make the Borrower's senior officers available to the Investment Banks and their Affiliates in connection with the issuance and sale of the Subsequently Issued Securities or Preferred Equity Securities or the resale of the Notes, including making them available to assist in the preparation of an offering document (including assistance in obtaining industry data), to participate in due diligence sessions and to participate in meetings with potential investors to market the Subsequently Issued Securities or Preferred Equity Securities or resell the Notes, and (c) to prepare and deliver, and to cause its subsidiaries, affiliates and advisors to prepare and deliver, an appropriate offering document, including historical and pro forma financial statements satisfactory to the Investment Banks, and to assist the Investment Banks in preparing other appropriate marketing materials, in each case, to be used in connection with the issuance and sale of the Subsequently Issued Securities or Preferred Equity Securities or the resale of the Notes.

         Section 6.12 Sale of Interest. If so requested by the Agent on or any time after the earlier of (a) the occurrence of any Event of Default and (b) July 15, 2002, the Parent shall take, or cause one or more of the Companies to take, any action necessary or desirable in order to sell, as soon as reasonably practicable after such request, all or a portion of the equity interests in or assets of one or more of the Companies to be agreed upon by the Parent and the Agent for at least the fair market value thereof and for a price sufficient to yield Net Cash Proceeds in an amount at least equal to the outstanding principal of and interest on the Notes and all other outstanding Obligations.

         Section 6.13 Retirement of the NRTC Letter of Credit. As soon as practicable after the Closing Date, the Borrower shall take all commercially reasonable actions necessary or desirable, to the extent within its power, to cause the NRTC Letter of Credit to be surrendered and cancelled without any drawing thereunder and all liability of the Borrower on account of the NRTC Letter of Credit to be extinguished without payment.

                                   ARTICLE 7

                               NEGATIVE COVENANTS

                  The Borrower covenants and agrees that, for so long as any principal of or interest on the Loans remains outstanding, none of the Companies will, directly or indirectly:

         Section 7.1 Indebtedness and Guarantees. Incur, create, assume, become or be liable, directly, indirectly or contingently, in any manner with respect to, or permit to exist, any Indebtedness or Guarantee except:

                  (a) Indebtedness of the Borrower to the Lenders hereunder under the Notes;

                  (b) the guaranties required under Section 2.1;

                  (c) any Rate Hedging Obligation with terms and conditions reasonably acceptable to the Agent;

                  (d) Indebtedness existing on the date hereof and described in
Schedule 7.1, provided, however, that the terms of such indebtedness shall not be modified or amended in any material respect, nor shall payment thereof be modified, without the prior written consent of the Required Lenders;

                  (e) Indebtedness in respect of endorsements of negotiable instruments for collection in the ordinary course of business;

                  (f) not more than $11,000,000 in purchase money Indebtedness of a Company that is not a Credit Party incurred to finance the purchase of certain real estate located in Marlborough, Massachusetts to be used in the businesses of the Companies (the "Marlborough Acquisition");

                  (g) intercompany loans permitted under Section 7.5;

                  (h) trade payables incurred in the ordinary course of business; and

                  (i) contingent preferred stock redemption obligations for an aggregate amount not exceeding $2,000,000 enforceable solely against a Person (other than the Parent) that is a direct Subsidiary of the Ultimate Parent after giving effect to the Parent Equity Restructuring.

         Section 7.2 Liens. Create, incur, assume, suffer or permit to exist any Lien of any nature whatsoever on any of its assets or ownership interests, now or hereafter owned, other than the following (collectively, "Permitted Liens"):

                  (a) liens securing the payment of taxes, assessments or government charges or levies either not yet due or the validity of which is being contested in good faith by appropriate proceedings, and as to which it shall have set aside on its books adequate reserves;

                  (b) deposits under workers' compensation, unemployment insurance and social security laws, or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or to secure statutory obligations or surety or appeal bonds, or to secure indemnity, performance or other similar bonds arising in the ordinary course of business;

                  (c) liens existing on the date hereof and described on
Schedule 7.2 attached hereto;

                  (d) liens against the Companies imposed by law, such as vendors', carriers', lessors', warehousers' or mechanics' liens, incurred in the ordinary course of business;

                  (e) liens arising out of a prejudgment attachment, a judgment or award against it with respect to which it shall currently be prosecuting an appeal, a stay of execution pending such appeal having been secured, except any such lien arising in connection with a judgment, attachment or proceeding which gives rise to an Event of Default under paragraph (h) or (i) of Article 8;

                  (f) liens in favor of the Agent or the Lenders securing the Notes or the other obligations of the Companies to the Lenders hereunder;

                  (g) purchase money liens on the real estate acquired in the Marlborough Acquisition securing the purchase money Indebtedness described in
Section 7.1(f); and

                  (h) restrictions, easements and minor irregularities in title which do not and will not interfere in any material respect with the occupation, use and enjoyment by any Company of such properties and assets in the normal course of its business as presently conducted or materially impair the value of such properties and assets for the purpose of such business.

         Section 7.3 Disposition of Assets; Mergers, Etc. Merge or enter into a consolidation or sell, lease, exchange, sell and lease back, sublease or otherwise dispose of any of its assets (hereinafter a "Disposition") (including, without limitation, Dispositions in exchange for similar assets and properties and commonly referred to as "asset swaps"), except the following:

                  (a) Dispositions of (i) inventory and cash equivalents in the ordinary course of business and (ii) tangible assets to be replaced in the ordinary course of business within twelve months by other tangible assets of equal or greater value (provided that the Agent's and the Lenders' lien upon such newly acquired assets shall have the same priority as the Agent's and the Lenders' lien upon the replaced assets subject to any prior Liens permitted by Sections 7.2(g)) or (iii) tangible assets that are no longer used or useful in the business of any Company.

                  (b) Any wholly owned Subsidiary of the Borrower may merge or be liquidated into the Borrower or any other wholly owned Subsidiary of the

Borrower that is a Credit Party so long as after giving effect to any such merger to which the Borrower is a party, the Borrower shall be the surviving or resulting Person and after giving effect to any such merger to which a Credit Party other than the Borrower is a party, such Credit Party shall be the surviving or resulting Person.

                  (c) Any wholly owned Subsidiary of the Borrower that is not a Credit Party may merge or be liquidated into the Borrower or any other wholly owned Subsidiary of the Borrower that is also not a Credit Party.

                  (d) Licensing of and leasing of intangible assets for fair value in the ordinary course of business.

                  (e) The Disposition of Equity Securities or assets of Pegasus Guard Band, LLC, so long as the Net Cash Proceeds are applied in accordance with
Section 1.6(b).

                  (f) The Disposition of any other assets having a fair market value of not more than $25,000,000 in the aggregate (all of which Dispositions may be made free from the Liens of the Security Documents); provided, however, that (i) the selling Subsidiaries shall have received payment in cash or cash equivalents of at least eighty-five percent (85%) of gross proceeds from any such disposition of assets (other than like-kind exchanges under Section 1031 of the Code), (ii) all rights of the Companies under any escrow or similar agreements entered into in connection with like-kind exchanges under Section 1031 of the Code shall have been collaterally assigned to the Agent and (iii) the Borrower shall have complied with the provisions of Section 1.6(b), if applicable.

                  (g) The Parent Equity Restructuring, if the Ultimate Parent executes and delivers an instrument reasonably satisfactory to the Agent by which the Ultimate Parent agrees to be bound (jointly and severally with the other Grantors) as a Grantor under the Security Agreement.

         Section 7.4 Fundamental Changes.

                  (a) Form any subsidiary or otherwise change the corporate structure or organization of the Parent and its Subsidiaries from that set forth in Schedule 4.20, except (i) pursuant to mergers permitted under Section 7.3,
(ii) pursuant to repurchases of Equity Securities permitted under Section 7.8 and (iii) in connection with, and in accordance with the conditions to, any acquisition permitted by Section 7.5(b).

                  (b) Permit or suffer any amendment of its Organizational Documents which could have a Material Adverse Effect (it being expressly agreed that the inclusion in any such Organizational Documents of any provision similar to those set forth in Section 102(b)(2) of Title 8 of the Delaware Code is prohibited under this Section).

         Section 7.5 Investments and Acquisitions.

                  (a) Permitted Investments. Acquire, have outstanding or hold any Investment (including any Investment consisting of the acquisition of any business), except the following:

                      (i) Existing Investments of the Borrower in its Subsidiaries and of the Borrower's Subsidiaries in other Subsidiaries, as reflected in Schedule 4.20;

                      (ii) Intercompany loans and advances (A) from any Company to any Credit Party subordinated to the Obligations on terms reasonably satisfactory to the Agent, (B) by the Borrower to its Subsidiaries and
         (C) by the Borrower to Pegasus Development Corporation as permitted by
         Section 5.3(i);

                      (iii) The Investments in PM&C made as set forth in Section 2.2;

                      (iv) Investments in Cash Equivalents;

                      (v) Short-term loans to employees and advances to employees in the ordinary course of business for the payment of bona fide, properly documented, business expenses to be incurred on behalf of the Borrower and its Subsidiaries, provided that the aggregate outstanding amount of all such loans and advances shall not exceed $500,000 in the aggregate at any time; and

                      (vi) Guarantees permitted by Section 7.1.

                  (b) Acquisitions. Not consummate any Acquisition without the prior written consent of the Required Lenders, except the following:

                      (i) Acquisitions made for an aggregate purchase consideration not exceeding $5,000,000; and

                      (ii) the Marlborough Acquisition, if made for an aggregate purchase price not exceeding $11,000,000.

         Section 7.6 Management. Turn over the management of its properties, assets, rights, licenses and franchises to any Person other than the Manager or a full-time employee of the Companies.

         Section 7.7 Sale and Leaseback. Enter into any arrangements, directly or indirectly, with any Person whereby it shall sell or transfer any property, real, personal or mixed, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property.

         Section 7.8 Repurchase or Issuance of Equity Securities.

                  (a) Repurchase or redeem any Equity Securities, except for repurchases and redemptions by the Companies of Equity Securities in the Subsidiaries which do not result in any Default (under Section 2.1 or otherwise); or

                  (b) Issue any additional Equity Securities, except for securities (A) in respect of which the issuing Company has no obligation to redeem or to pay cash distributions or dividends, (B) which are pledged and, if certificated, delivered to the Agent in accordance with Section 2.1 and the applicable Security Document and (C) the issuance of which does not result in any Default.

         Section 7.9 Change in Business. Engage, directly or indirectly, in any business other than the businesses in which it is currently engaged.

         Section 7.10 Accounts Receivable. Sell, assign, discount or dispose in any way of any accounts receivable, promissory notes or trade acceptances held by any Company, with or without recourse, except for collection (including endorsements) in the ordinary course of business and except to the extent permitted under Section 7.3.

         Section 7.11 Transactions with Affiliates. Except for the payment of permitted Management Fees and any other transaction permitted hereunder, enter into any transaction, including, without limitation, the purchase, sale or exchange of property or assets or the rendering or accepting of any service with or to any Affiliate of any Company, except in the ordinary course of business and pursuant to the reasonable requirements of its business and upon terms not less favorable to such Company than it could obtain in a comparable arm's-length transaction with a third party other than such Affiliate.

         Section 7.12 Amendment of Certain Agreements, Negative Pledges, Etc.

                  (a) (i) Amend, modify, reform or terminate or permit the amendment, modification, reform or termination of, or waive compliance with any provision of or consent to any variance from the requirements of any FCC License or any material agreement to which any Company is a party, in each case, if the effect thereof would be (i) to confer additional rights upon the other parties thereto which could have a Material Adverse Effect, (ii) to reduce the compensation payable by any party to any Company thereunder if the same could have a Material Adverse Effect, (iii) to increase materially the obligations of any Company thereunder if the same could have a Material Adverse Effect or (iii) with respect to Subordinated Debt, to effect any material change to the terms or conditions thereof which is adverse to the obligor thereunder or to the Lenders or the Agent.

                  (b) Except for this Agreement, enter into or be bound by any agreement (including covenants requiring the maintenance of specified amounts of net worth or working capital) restricting the right of any Subsidiary to make distributions or extensions of credit to the Borrower (directly or indirectly through another Subsidiary).

                  (c) Enter into any agreement (excluding this Agreement or any other Loan Document) prohibiting (a) any Company from amending or otherwise modifying this Agreement or any other Loan Document or (b) the creation or assumption of any Lien in favor of the Agent, the Lenders or their successors as holders of senior indebtedness upon the properties, revenues or assets of any Company, whether now owned or hereafter acquired.

                  (d) Renew or enter into any material agreement without using commercially reasonable efforts to obtain the written consents of such third parties necessary to effect the collateral assignment thereof in accordance with
Section 2.1.

                  (e) Enter into any agreement to effect a transaction that is prohibited under this Agreement or any other Loan Document, unless such agreement is expressly subject to the written consent of the Required Lenders hereunder.

         Section 7.13 ERISA. (a) Fail to make contributions to pension plans required by Section 412 of the Code, (b) fail to make payments required by Title IV of ERISA as the result of the termination of a single employer pension plan or withdrawal or partial withdrawal from a multiemployer pension plan, or (c) fail to correct a prohibited transaction with an employee benefit plan with respect to which it is liable for the tax imposed by Section 4975 of the Code.

         Section 7.14 Margin Stock. Use or permit the use of any of the proceeds of the Loans, directly or indirectly, for the purpose of purchasing or carrying, or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry, any Margin Stock or for any other purpose which might constitute the transactions contemplated hereby a "purpose credit" within the meaning of Regulation U (12 C.F.R. Part 221) of the Board of Governors of the Federal Reserve System, or cause any Loan, the application of proceeds thereof or this Agreement to violate Regulation U, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such Board or the Securities Exchange Act of 1934, as amended, or any rules or regulations promulgated under such statutes.

                                   ARTICLE 8

                                    DEFAULTS

                  In each case of happening of any of the following events (each of which is herein sometimes called an "Event of Default"):

                  (a) any representation or warranty made by or on behalf of any Company or any of its Affiliates in this Agreement or any other Loan Documents, or in any report, certificate, financial statement or other instrument furnished in connection with this Agreement or the borrowings hereunder, shall prove to be false or misleading in any material respect when made or reconfirmed;

                  (b) default in the payment or mandatory prepayment of any installment of the principal of any Note or any payment of any installment of the principal of any other indebtedness of any Credit Party to the Agent or any Lender or any payment in respect of any Rate Hedging Obligations entered into with the Agent or any Lender, when the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment or by acceleration or otherwise;

                  (c) default in the payment of any interest on any Note, or any premium, fee or other indebtedness of any Credit Party to the Agent or any Lender for more than five calendar days after the date when the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment or by acceleration or otherwise;

                  (d) default by any Person other than the Agent or any Lender in the due observance or performance of, or compliance with, any covenant or agreement contained in Article 3 or 5, Sections 6.2, 6.3 (but only if the same involves any seizure of property), 6.4, 6.5, 6.6, 6.7, 6.9, 6.11, 6.12 and 6.13 or Article 7 of this Agreement; provided, however, that a default in the delivery of financial or other information under paragraphs (a) and (b) of
Section 6.5 shall not constitute an Event of Default unless and until the same continues unremedied for thirty (30) days after (i) written notice thereof from the Agent or any Lender to the Borrower or (ii) if earlier, the occurrence thereof (provided that such thirty (30) day period shall be available for the remedy of any such default only once in any period of twelve (12) consecutive months and three (3) times during the term of this Agreement);

                  (e) default by any Person other than the Agent or any Lender in the due observance or performance of, or compliance with, any other covenant, condition or agreement to be observed or performed pursuant to the terms of this Agreement or pursuant to the terms of any Security Document or any other Loan Document, which default is not referred to in paragraphs (a) through (d), inclusive, of this Article 8 and which default shall continue unremedied for thirty (30) days after the earlier to occur of (i) the Borrower's discovery of such default, or (ii) written notice thereof from the Agent or any Lender to the Borrower, provided, however, that if any such default cannot be remedied, then such default shall be deemed to be an Event of Default as of the date of the occurrence thereof;

                  (f) the failure to pay when due any payment due on Indebtedness of any Company outstanding in an aggregate amount exceeding $2,000,000 or any default with respect to any Indebtedness of any Company (other than to the Lenders hereunder), including without limitation the PSC Exchange Indenture, the PSC Exchange Notes, the PSC 1997 Indenture, the PSC 1997 Senior Notes, the PSC 1998 Indenture, the PSC 1998 Senior Notes, the Golden Sky Exchange Indentures, the Golden Sky Exchange Notes and the PM&C Credit Agreement, or any default under any agreement giving rise to monetary remedies against any Company, in each case which, when aggregated with all other such defaults of the Companies, exceeds $2,000,000, if the effect of such default is to permit the holder of such Indebtedness to accelerate the maturity of such Indebtedness, unless such holder shall have permanently waived the right to accelerate the maturity of such Indebtedness on account of such default;

                  (g) (i) any Credit Party shall lose, fail to keep in force, suffer the termination, suspension or revocation of or terminate, forfeit or suffer a material adverse amendment to any material FCC License; (ii) any governmental regulatory authority shall conduct a hearing on the renewal of any material FCC License and the result thereof is reasonably likely to be the termination, revocation, suspension or material adverse amendment of such FCC License; or (iii) any governmental regulatory authority shall commence an action or proceeding seeking the termination, suspension, revocation or material adverse amendment of any material FCC License and the result thereof is likely to be the termination, suspension, revocation or material adverse amendment of such FCC License;

                  (h) any Company shall (i) apply for or consent to the appointment of a receiver, trustee, custodian or liquidator of it or any of its property, (ii) be unable, or admit in writing its inability, to pay its debts as they mature, (iii) make a general assignment for the benefit of creditors, (iv) be adjudicated a bankrupt or insolvent or be the subject of an order for relief under Title 11 of the United States Code or (v) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law or corporate action shall be taken for the purpose of effecting any of the foregoing;

                  (i) there shall be filed against any Company an involuntary petition seeking reorganization of such company or the appointment of a receiver, trustee, custodian or liquidator of such company or a substantial part of its assets, or an involuntary petition under any bankruptcy, reorganization or insolvency law of any jurisdiction, whether now or hereafter in effect and such involuntary petition shall not have been dismissed within sixty (60) days thereof;

                  (j) final judgment for the payment of money which, when aggregated with all other outstanding judgments against any Company, exceeds $5,000,000 (exclusive of amounts covered by insurance or actually contributed in cash by third party obligors with respect to such judgments) shall be rendered against any Company, and the same shall remain undischarged (unless fully bonded upon terms satisfactory to the Required Lenders) for a period of thirty (30) consecutive days, during which execution shall not be effectively stayed;

                  (k) the occurrence of any attachment of any deposits or other property of any Company in the hands or possession of the Agent or any of the Lenders, or the occurrence of any attachment of any other property of any Company in an amount which, when aggregated with all other attachments against the Companies, exceeds $1,000,000 and which shall not be discharged within sixty
(60) days of the date of such attachment;

                  (l) for any reason, (i) the Borrower shall cease to own directly or indirectly all of the issued and outstanding capital stock of each of its Subsidiaries (other than "Permitted Preferred Stock" as defined in the PM&C Credit Agreement) or (ii) the Parent shall cease to own all of the issued and outstanding shares of capital stock of the Borrower (other than the PSC Preferred Stock) or (iii) a Change of Control (as defined in the PSC Preferred Stock Designation, the PSC Exchange Indenture, the PSC 1997 Indenture, the PSC 1998 Indenture or the Golden Sky Exchange Indentures) shall occur;

                  (m) for any reason (other than the gross negligence of the Agent or the Lenders, but without limiting in any way the Borrower's obligations under Section 6.8(b)), any material Security Document or other Loan Document shall not be in full force and effect in all material respects or shall not be enforceable in all material respects in accordance with its terms, or any security interest(s) or lien(s) granted pursuant thereto which is, or are in the aggregate, material shall fail to be perfected, or any party thereto other than the Agent or the Lenders shall contest the validity of any material lien(s) granted under, or shall disaffirm its obligations under, any material Security Document or other Loan Document; or

                  (n) any Event of Default under and as defined in the PM&C Credit Agreement or in the "Loan Documents" (as defined therein) shall occur,

then and upon every such Event of Default and at any time thereafter during the continuance of such Event of Default, at the election of the Required Lenders, the Notes and any and all other Indebtedness of the Borrower to the Lenders shall immediately become due and payable, both as to principal and interest, without presentment, demand, prior notice, or protest, all of which are hereby expressly waived, anything contained herein or in the Notes or other evidence of such indebtedness to the contrary notwithstanding (except in the case of an Event of Default under paragraph (i) or (j) of this Article 8 which, under applicable law, would result in the automatic acceleration of the Borrower's Indebtedness, in which event such Indebtedness shall automatically become due and payable).

                                   ARTICLE 9

                            REMEDIES ON DEFAULT, ETC.

                  In case any one or more Events of Default shall occur and be continuing, the Agent and the Lenders may proceed to protect and enforce their rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained in this Agreement, any Security Document or the Notes, or for an injunction against a violation of any of the terms hereof or thereof or in and of the exercise of any power granted hereby or thereby or by law, all subject to the provisions of
Article 9. IN THE EVENT THAT THE AGENT SHALL APPLY FOR THE APPOINTMENT OF, OR TAKING POSSESSION BY, A TRUSTEE, RECEIVER OR LIQUIDATOR OF ANY CREDIT PARTY OR OF ANY OTHER SIMILAR OFFICIAL, TO HOLD OR LIQUIDATE ALL OR ANY SUBSTANTIAL PART OF THE PROPERTIES OR ASSETS OF SUCH CREDIT PARTY FOLLOWING THE OCCURRENCE OF A DEFAULT IN PAYMENT OF ANY AMOUNT OWED TO THE AGENT OR ANY LENDER HEREUNDER, THE BORROWER, FOR ITSELF AND ON BEHALF OF EACH OTHER CREDIT PARTY (WITH ALL DUE AND PROPER AUTHORIZATION OF THE BOARDS OF DIRECTORS, PARTNERS OR MEMBERS, AS THE CASE MAY BE, OF EACH OTHER CREDIT PARTY), HEREBY JOINTLY AND SEVERALLY CONSENT TO SUCH APPOINTMENT AND TAKING OF POSSESSION AND AGREE TO EXECUTE AND DELIVER ANY AND ALL DOCUMENTS REQUESTED BY THE AGENT RELATING THERETO (WHETHER BY JOINING IN A PETITION FOR THE VOLUNTARY APPOINTMENT OF, OR ENTERING NO CONTEST TO A PETITION FOR THE APPOINTMENT OF, SUCH AN OFFICIAL OR OTHERWISE, AS APPROPRIATE UNDER APPLICABLE LAW). No right conferred upon the Agent or the Lenders hereby or by any Security Document or the Notes shall be exclusive of any other right referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.

                                   ARTICLE 10

                                    THE AGENT

         Section 10.1 Appointment, Powers and Immunities.

                  (a) Each Lender hereby irrevocably (subject to Section 10.8) designates and appoints Canadian Imperial Bank of Commerce, which designation and appointment is coupled with an interest, as the Agent of such Lender under this Agreement and the other Loan Documents, acting in the capacity of an administrative agent, and each such Lender irrevocably authorizes Canadian Imperial Bank of Commerce, as the Agent of such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto.

                  (b) The Agent (which term as used in this sentence and in Section 10.5 and the first sentence of Section 10.6 shall include reference to its affiliates and its own and such affiliates' officers, directors, employees and agents) shall not: (i) have any duties or responsibilities to be a trustee or other fiduciary for any Lender; (ii) be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement, or in any certificate or other document referred to or provided for in, or received by either of them under, this Agreement, or for the value, validity, effectiveness, genuineness, enforceability, perfection or sufficiency of this Agreement, any Note, any Security Document or any other document referred to or provided for herein or for any failure by any Company or any other Person to perform any of its obligations hereunder or thereunder; (iii) be required to initiate or conduct any litigation or collection proceedings hereunder except to the extent requested by the Required Lenders; and (iv) be responsible for any action taken or omitted to be taken by it hereunder or under any other document or instrument referred to or provided for herein or in connection herewith, except for its own gross negligence or willful misconduct.

                  (c) The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact it selects with reasonable care.

                  (d) Subject to the foregoing, to Article 11 and to the provisions of any intercreditor agreement among the Lenders in effect from time to time, the Agent shall, on behalf of the Lenders, (i) hold and apply any and all Collateral, and the proceeds thereof, at any time received by it, in accordance with the provisions of the Security Documents and this Agreement;
(ii) exercise any and all rights, powers and remedies of the Lenders under this Agreement, the Security Documents and the other Loan Documents, including the giving of any consent or waiver or the entering into of any amendment, subject to the provisions of Article 11; (iii) execute, deliver and file UCC Financing Statements, Mortgages, lease assignments and other such agreements, and possess instruments on behalf of any or all of the Lenders; and (iv) in the event of acceleration of the Borrower's Indebtedness hereunder, sell or otherwise liquidate or dispose of any portion of the Collateral held by it and otherwise exercise the rights of the Lenders hereunder and under the Security Documents.

                  (e) The Lenders hereby authorize the Agent, at its option and in its discretion, to release any Lien granted to or held by the Agent upon any Collateral (i) upon payment in full of all of the Obligations, (ii) constituting property sold or to be sold or disposed of as part of or in connection with any Disposition expressly permitted hereunder or under any other Loan Document or to which the Required Lenders have consented as provided herein or (iii) otherwise pursuant to and in accordance with the provisions of any applicable Loan Document. Upon request by the Agent at any time, the Lenders will confirm in writing the Agent's authority to release Collateral pursuant to this Section.

         Section 10.2 Reliance by Agent. The Agent shall be entitled to rely upon any certification, notice or other communication (including any communication by telephone, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. As to any matters not expressly provided for by this Agreement, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Required Lenders or the Lenders, as the case may be, and such instructions and any action taken or failure to act pursuant thereto shall be binding on the Lenders.

         Section 10.3 Events of Default. The Agent shall not be deemed to have knowledge of the occurrence of an Event of Default (other than the non-payment of principal of or interest on the Notes) unless it has received written notice from any Lender or the Borrower specifying such Event of Default and stating that such notice is a "Notice of Default." In the event that the Agent receives such a notice of the occurrence of an Event of Default, the Agent shall give prompt notice thereof to the Lenders (and shall give each Lender prompt notice of each such non-payment). The Agent shall (subject to Section 10.7) take such action with respect to such Event of Default as shall be directed by the Required Lenders, as provided under Article 11, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action on behalf of the Lenders, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable in the best interest of the Lenders.

         Section 10.4 Rights as a Lender. With respect to the Loans made by Canadian Imperial Bank of Commerce (if any), Canadian Imperial Bank of Commerce shall have the same rights and powers hereunder as any other Lenders and may exercise the same as though it were not acting as the Agent. The Agent and its affiliates may, without having to account therefor to the Lenders and without giving rise to any fiduciary or other similar duty to any Lender, accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Borrower and any of its Affiliates as if it were not acting as an Agent and as if it were not a Lender, and the Agent may accept fees and other consideration from any Company, the Parent or any other Parent Affiliate for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

         Section 10.5 Indemnification. The Lenders agree to indemnify the Agent (to the extent not reimbursed under Section l3.2, but without limiting the obligations of the Borrower under such Section 13.2), ratably in accordance with the aggregate principal amount of the Notes held by the Lenders, for any and all liabilities, obligations, losses, damages, penalties, action, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent any way relating to or arising out of this Agreement or any other Loan Document contemplated by or referred to herein or the transactions contemplated by or referred to herein or therein (including, without limitation, the costs and expenses which the Borrower is obligated to pay under Section 13.2) or the enforcement of any of the terms of this Agreement or of any other Loan Document or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

         Section 10.6 Non-Reliance on Agent and Other Lenders. Each Lender agrees that it has, independently and without reliance on the Agent or any other

Lenders, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Companies and its own decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Lenders, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement. The Agent shall not be required to keep itself informed as to the performance or observance by the Companies of this Agreement or any other Loan Document or to inspect the properties or books of the Companies. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall have no duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or businesses of the Companies (or any of their Affiliates) which may come into the possession of the Agent or any of its affiliates. Notwithstanding the foregoing, the Agent will provide to the Lenders any and all information reasonably requested by them and reasonably available to the Agent promptly upon such request.

         Section 10.7 Failure to Act. Except for action expressly required of the Agent hereunder, the Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

         Section 10.8 Resignation of Agent. Canadian Imperial Bank of Commerce (or any other Agent hereunder), may resign as the Agent at any time by giving ten (10) days' prior written notice thereof to the Lenders and the Borrower. Any such resignation shall take effect at the end of such ten (10) day period or upon the earlier appointment of a successor Agent by the Required Lenders as provided below. Upon any resignation of Canadian Imperial Bank of Commerce (or any other Agent hereunder), and subject to the Borrower's approval (which approval shall not be unreasonably withheld or delayed and shall not be required with respect to any such appointment made during the existence of any Event of Default) the Required Lenders shall appoint a successor agent from among the Lenders or, if such appointment is deemed inadvisable or impractical by the Required Lenders, another financial institution with a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent. After the effective date of the resignation of an Agent hereunder, the retiring Agent shall be discharged from its duties and obligations hereunder, provided that the provisions of this Article 10 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent. In the event that there shall not be a duly appointed and acting Agent, the Borrower agrees to make each payment due to the Agent hereunder and under the Notes, and the other Loan Documents, if any, directly to each Lender entitled thereto, pursuant to written instructions provided by the resigning Agent or, after such resignation, the Lenders, and to provide copies of each certificate or other document required to be furnished to the Agent hereunder, if any, directly to each Lender.

         Section 10.9 Cooperation of Lenders. Each Lender shall (a) promptly notify the other Lenders and the Agent of any Event of Default known to such Lender under this Agreement and not reasonably believed to have been previously disclosed to the other Lenders; (b) provide the other Lenders and the Agent with such information and documentation as such other Lenders or the Agent shall reasonably request in the performance of their respective duties hereunder, including, without limitation, all information relative to the outstanding balance of principal, interest and other sums owed to such Lender by the Borrower; and (c) cooperate with the Agent with respect to any and all collections and/or foreclosure procedures at any time commenced against the Borrower or otherwise in respect of the Collateral by the Agent in the name and on behalf of the Lenders.

         Section 10.10 Arranger. Except as expressly provided in this Agreement and the Fee Agreement, the Arrangers shall not have any rights or obligations under this Agreement or any of the other Loan Documents other than in their respective capacities as Lenders hereunder and thereunder.

                                   ARTICLE 11

                        ENTIRE AGREEMENT; AMENDMENTS AND

                    WAIVERS; SEPARATE ACTIONS BY THE LENDERS

                  (a) This Agreement (including the Schedules hereto) and the other Loan Documents constitute the entire agreement of the parties herein and supersede any and all prior agreements, written or oral, as to the matters contained herein, and no modification or waiver of any provision hereof or of the Notes or any other Loan Document, nor consent to the departure by any Company therefrom, shall be effective unless the same is in writing, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as hereafter provided, the consent of the Required Lenders shall be required and sufficient (i) to amend, with the consent of the Borrower, any term of this Agreement, the Notes or any other Loan Document or to waive the observance of any such term (either generally or in a particular instance or either retroactively or prospectively); (ii) to take or refrain from taking any action under this Agreement, the Notes, any other Loan Document or applicable law, including, without limitation, (A) the acceleration of the payment of the Notes, (B) the exercise of the Agent's and the Lenders' remedies hereunder and under the Security Documents and (C) the giving of any approvals, consents, directions or instructions required under this Agreement or the Security Documents; provided that no such amendment, waiver, consent or other action shall, without the prior written consent of each Lender (with respect to matters addressed in clause (1) below, only such Lenders holding Obligations directly affected thereby),

                      (1) extend the final scheduled maturity of any Loan or Note beyond the Maturity Date (it being understood that no waiver or modification of any condition precedent, covenant or Default shall constitute any such extension), or reduce the rate or extend the time of payment of interest or fees thereon, or reduce the principal amount thereof;

                      (2) release all or substantially all of the Collateral (except as expressly provided in this Agreement or the Security Documents) under the Security Documents;

                      (3) amend, modify or waive any provision of Section 1.6(d) or this Article 11;

                      (4) reduce any percentage specified in the definition of Required Lenders; or

                      (5) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement;

and provided, further, that no such amendment, waiver, consent or other action shall, without the consent of the Agent, amend, modify or waive any provision of
Article 10 as same applies to the Agent or any other provision of any Loan Document as same relates to the rights or obligations of the Agent.

                  (b) If, in connection with any such proposed amendment, waiver, consent or other action under any of the provisions of this Agreement as contemplated by clauses (1) through (5) of subsection (a) above, the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then the Borrower shall have the right (so long as all non-consenting Lenders whose individual consent is required are treated as described in either clause (i) or (ii) below), to either
(i) replace such non-consenting Lender or Lenders with one or more Replacement Lenders, so long as at the time of such replacement each such Replacement Lender consents to the proposed amendment, waiver, consent or other action, or (ii) repay all outstanding Loans of such Lender which gave rise to the need to obtain such Lender's consent, in accordance with Section 1.6(d), provided that, unless the Loans which are repaid pursuant the preceding clause (ii) are immediately replaced in full at such time through the addition of one or more new Lenders and/or outstanding Loans of existing Lenders (which in each case must specifically consent thereto), then in the case of any action pursuant to the foregoing clause (ii), the Required Lenders (determined after giving effect to the proposed action) shall specifically consent thereto, and provided, further, that the Borrower shall not have the right to replace a Lender or repay its Loans solely as a result of the exercise of such Lender's rights (and the withholding of any required consent by such Lender) pursuant to the second proviso to subsection (a) of this Article 11.

                  (c) Any amendment or waiver effected in accordance with this
Article 11 shall be binding upon each holder of any Note at the time outstanding, each future holder of any Note and the Borrower. The Lenders' failure to insist (directly or through the Agent) upon the strict performance of any term, condition or other provision of this Agreement, any Note, or any of the Security Documents or other Loan Documents, or to exercise any right or remedy hereunder or thereunder, shall not constitute a waiver by the Lenders of any such term, condition or other provision or Default in connection therewith, nor shall a single or partial exercise of any such right or remedy preclude any other or future exercise, or the exercise of any other right or remedy; and any waiver of any such term condition or other provision or of any such Default shall not affect or alter this Agreement, any Note or any of the Security Documents or other Loan Documents, and each and every term, condition and other provision of this Agreement, the Notes and the Security Documents or other Loan Documents shall, in such event, continue in full force and effect and shall be operative with respect to any other then existing or subsequent Default in connection therewith. An Event of Default hereunder and under any Note or Security Document shall be deemed to be continuing unless and until cured or waived in writing by the applicable Lenders, as provided in subsection (a) above.

                                   ARTICLE 12

              BENEFIT OF AGREEMENT; ASSIGNMENTS AND PARTICIPATIONS

                  (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders and the Agent and their respective successors and permitted assigns, and all subsequent holders of any of the Notes or any portion thereof.

                  (b) Each Lender may assign its rights and interests under this Agreement, the Notes and the Security Documents and/or delegate its obligations hereunder and thereunder, in whole or in part, and sell participations in the Notes and the Security Documents as security therefor, provided as follows:

                      (i) Any such assignment, other than an assignment in whole, made other than to (A) another Lender, (B) a separately organized branch of a Lender or (C) a Related Lender Party, shall reflect an assignment of such assigning Lender's Notes which is in an aggregate principal amount of at least $2,500,000, unless each of the Borrower and the Agent otherwise consents to a lesser amount.

                      (ii) Notwithstanding any provision of this Agreement to the contrary, (A) each Lender may at any time pledge all or any portion of its rights under this Agreement and each of the other Loan Documents, including without limitation its Loans and the Notes held by such Lender, to a Federal Reserve Bank (or equivalent thereof in the case of Lenders chartered outside of the United States) in support of borrowings made by such Lender from such Federal Reserve Bank and (B) any Lender that is a fund that invests in bank loans may, without the consent of the Agent or the Borrower, pledge all or any portion of its Notes or Loans to any holders of obligations owed, or securities issued, by such fund, as security for such obligations or securities, or to any trustee for, or any other representative of, such holders; provided that any foreclosure or similar action by such trustee shall be subject to the provisions of this Section concerning assignments. No pledge pursuant to this subsection (ii) shall release the transferor Lender from any of its obligations and liabilities under the Loan Documents.

                      (iii) Any assignments and/or delegations made hereunder shall be pursuant to an instrument of assignment and acceptance (the "Assignment and Acceptance") substantially in the form of Schedule 12 and the parties to each such assignment shall execute and deliver to the Agent for its acceptance the Assignment and Acceptance together with any Note or Notes subject thereto. Upon such execution and delivery, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five
         (5) Business Days after the execution thereof unless otherwise permitted by the Agent, (A) the assignee thereunder shall become a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and
         (B) the assigning Lender thereunder shall, to the extent provided in such assignment, be released from its obligations under this Agreement as to that portion of its obligation being so assigned and delegated. The Assignment and Acceptance shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of the assignee as a Lender.

                      (iv) The Agent, on behalf of the Borrower, shall maintain at the address of the Agent referred to in Section 13.3 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders, and principal amounts of the Loans owing to, and any Notes evidencing the Loans owned by, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement and the other Loan Documents, notwithstanding any notice to the contrary. Any assignment of any Loan or other obligation hereunder shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                      (v) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and the assignee together with the Note or Notes subject to such assignment (or a standard indemnity letter from the respective assigning Lender in respect of any lost Note or Notes) and payment by the assigning Lender or the assignee to the Agent of registration and processing fees of $3,500 in the aggregate (except with respect to assignments (A) to any Related Lender Party or another Lender or (B) by the Agent, the Syndication Agent or the Documentation Agent, in their capacities as Lenders), the Agent shall promptly accept such Assignment and Acceptance and record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrower. Such Assignment and Acceptance and the assignment evidenced thereby shall only be effective upon appropriate entries with respect to the information contained therein being made in the Register pursuant to subparagraph (iv) above.

                      (vi) Within five (5) Business Days after receipt of such notice, the Borrower shall execute and deliver to the Agent in exchange for evidence of the delivery to the Agent of a copy of each such surrendered Note, marked "Superseded"), one or more new Notes payable to the order of such assignee in an amount equal to the portion of the applicable Loans purchased by such assignee pursuant to such Assignment and Acceptance and a new Note payable to the order of the assigning Lender in an amount equal to the portion of the applicable Loans retained by it hereunder. Such new Notes shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form provided in Section 1.1. Copies of the superseded Notes shall be delivered to the Borrower upon execution and delivery of such new Notes and the original superseded Notes shall be returned to the assignors thereof.

                      (vii) Each Lender may sell participations in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of the Notes held by it); provided, however, that, no Lender shall transfer or grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Loan Document, except to the extent such amendment or waiver would (A) extend the final scheduled maturity of any Loan or Note in which such participant is participating, or reduce the rate or extend the time of payment of interest or fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant's participation over the amount thereof, or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that no waiver or modification of any condition precedent, covenant or Default shall constitute a change in the terms of such participation, that an increase in any Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof and that any amendment or modification to the financial definitions in this Agreement shall not constitute a reduction in any rate of interest or fees for purposes of this clause (A)), (B) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement or (C) release all or substantially all of the Collateral under all of the Security Documents (except as expressly provided in the Security Documents) supporting the Loans hereunder in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Loan Documents (the participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation.

                      (viii) Except for an assignment made to (i) another Lender, (ii) a separately organized branch of a Lender or (iii) a Related Lender Party, and except during the existence of a Default, no assignment referred to above shall be permitted without the prior written consent of the Agent and the Borrower, which consent shall not be unreasonably withheld or delayed.

                      (ix) The Borrower may not assign any of its rights or delegate any of its duties or obligations hereunder.

                      (x) To the extent that an assignment of all or any portion of a Lender's outstanding Loans pursuant to subsection (b) of Article 11 or this Article 12 would, due to circumstances existing at the time of such assignment, result in costs under Sections 1.7, 1.9 or 1.10 which are increased from those being charged by the respective assigning Lender prior to such assignment, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment).

                      (xi) Any Lender may, in connection with any assignment or participation pursuant to this Section, disclose to the assignee or participant any information relating to the Companies furnished to such Lender by or on behalf of the Borrower and such assignee or participant shall treat such information as confidential.

                                   ARTICLE 13

                                  MISCELLANEOUS

         Section 13.1 Survival. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto, shall survive the making by the Lenders of the Loans and shall continue in full force and effect so long as any Obligation is outstanding and unpaid or any Lender has any obligation to advance funds to the Borrower or any other Company hereunder. In addition, notwithstanding anything herein or under applicable law to the contrary, the provisions of this Agreement and the other Loan Documents relating to indemnification or payment of fees, costs and expenses, including without limitation the provisions of Sections 1.7, 1.9 or 1.10, 10.5, 13.2 and 13.14, shall survive the payment in full of all Loans and any termination of this Agreement or of any other Loan Document.

         Section 13.2 Fees and Expenses; Indemnity; Etc. The Borrower agrees

                  (a) to pay or reimburse the Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation, negotiation, interpretation and execution of, and any amendment, supplement or modification to, this Agreement, the Notes and any other Loan Documents and the consummation and administration of the transactions contemplated hereby, including without limitation the reasonable fees and disbursements of (i) counsel to the Agent, and (ii) such agents of the Agent not regularly in its employ, and accountants, other auditing services, consultants and appraisers engaged by or on behalf of the Agent or by the Borrower at the request of the Agent (collectively, "Third Parties");

                  (b) to pay or reimburse the Agent for all its reasonable costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the Notes and any other Loan Documents, including, without limitation, the reasonable fees and disbursements of (i) counsel to the Agent and (ii) Third Parties;

                  (c) following the occurrence of an Event of Default hereunder, to pay or reimburse the Lenders for the reasonable fees and disbursements of counsel for the respective Lenders engaged for the preservation or enforcement of such Lender's rights under this Agreement or any other Loan Documents relating to such Event of Default;

                  (d) to pay, indemnify, and hold each Lender and the Agent harmless from, any and all recording and filing fees and taxes, lien discharge fees and taxes, intangible taxes and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the Notes and any other Loan Documents; and

                  (e) to pay, indemnify, and hold each Lender and the Agent (and their respective directors, officers, employees, agents and other affiliates) harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of, or any transaction contemplated by, any Loan Document or the use or proposed use of the proceeds of the Loans or the refinancing or restructuring of the credit arrangement provided under this Agreement in the nature of a "work-out" or any proceedings with respect to the bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation of any Company or any other party other than the Lender or the Agent to any Loan Document (all the foregoing in this clause (e), collectively, the "indemnified liabilities");

provided, that the Borrower shall have no obligation hereunder to the Agent or any Lender with respect to indemnified liabilities arising from the gross negligence or willful misconduct of the Agent or any such Lender. The agreements in this Section shall survive repayment of the Notes and all other amounts payable hereunder.

         Section 13.3 Notice.

                  (a) All notices, requests, demands and other communications provided for hereunder shall be in writing (including telecopied communication) and mailed or telecopied or delivered to the applicable party at the addresses indicated below.

                  If to the Agent:

                           Canadian Imperial Bank of Commerce
                           425 Lexington Avenue
                           New York, New York  10017
                           Attention:  Jason M. Block
                           Telecopy No.:  (212) 885-4998

and if to any Lender, at the address set forth on the appropriate signature page hereto or, with respect to any assignee of the Notes under Article 12, at the address designated by such assignee in a written notice to the other parties hereto;

                  in each case (except for routine communications), with a copy to:

                           Hendrik de Jong
                           Latham & Watkins
                           885 Third Avenue, Suite 1000
                           New York, New York  10022

                           Telecopy No.:  (212) 751-4864

                  If to the Borrower:

                           Mr. Kasin Smith

                           Pegasus Satellite Communications, Inc.
                           c/o Pegasus Communications Management Company
                           225 City Line Avenue
                           Bala Cynwyd, Pennsylvania  19004
                           Telecopy No.:  (610) 934-7072
                  with a required copy to Ted S. Lodge, Esq. at the immediately foregoing address

                           and

                           with a copy (except for routine communications) to:
                           Michael B. Jordan, Esq.
                           Drinker Biddle & Reath LLP
                           One Logan Square
                           18th and Cherry Street
                           Philadelphia, Pennsylvania  19103-6996
                           Telecopy No.:  (215) 988-2757

                  or, as to each party, at such other address as shall be designated by such parties in a written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communication shall be deemed given upon receipt by the party to whom such notice is directed.

                  (b) The address of the Agent for payment hereunder is as follows:

                           Canadian Imperial Bank of Commerce
                           425 Lexington Avenue
                           New York, New York  10017
                           ABA:  021000018
                           For credit to CIBC Inc., N.Y.
                           Account No.:  890-0331-046
                           Re:  Pegasus Satellite Communications, Inc.
                           Telecopy No.:  (770) 319-4861
                           Attention:  Kelly Swift, Atlanta Operations

         Section 13.4 Section 13.4 Governing Law. This Agreement and the Notes shall be construed in accordance with and governed by the internal laws of the State of New York (without giving effect to any conflicts or choice of laws provisions that would cause the application of the domestic substantive laws of any other jurisdiction).

         Section 13.5 CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL.

                  (a) THE BORROWER HEREBY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK FOR THE COUNTY OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AS WELL AS TO THE JURISDICTION OF ALL COURTS TO WHICH AN APPEAL MAY BE TAKEN FROM SUCH COURTS, FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF ANY OF ITS OBLIGATIONS ARISING HEREUNDER OR UNDER THE NOTES OR THE SECURITY DOCUMENTS OR WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREBY, AND EXPRESSLY WAIVES ANY AND ALL OBJECTIONS IT MAY HAVE AS TO VENUE, INCLUDING, WITHOUT LIMITATION, THE INCONVENIENCE OF SUCH FORUM, IN ANY OF SUCH COURTS. IN ADDITION,

THE BORROWER CONSENTS TO THE SERVICE OF PROCESS BY PERSONAL SERVICE OR U.S. CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO THE BORROWER AT THE ADDRESS PROVIDED HEREIN. TO THE EXTENT THAT THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE BORROWER HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS TO THE MAXIMUM EXTENT PERMITTED BY LAW.

                  (b) WAIVER OF JURY TRIAL. EACH OF THE BORROWERS, THE AGENT AND THE LENDERS HEREBY VOLUNTARILY AND IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE NOTES, THE SECURITY DOCUMENTS OR ANY OTHER AGREEMENTS EXECUTED IN CONNECTION HEREWITH.

         Section 13.6 Severability. Any provision of this Agreement, the Notes or any of the Security Documents or other Loan Documents which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         Section 13.7 Section Headings, Etc. Any Article and Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

         Section 13.8 Several Nature of Lenders' Obligations. Notwithstanding anything in this Agreement, the Notes or any of the Security Documents to the contrary, all obligations of the Lenders hereunder shall be several and not joint in nature, and in the event any Lender fails to perform any of its obligations hereunder, the Borrower shall have no recourse against any other Lender(s) who has (have) performed its (their) obligations hereunder. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement, subject to the provisions of Article 12, and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

         Section 13.9 Counterparts. This Agreement may be executed by the parties hereto in several counterparts hereof and by the different parties hereto on separate counterparts hereof, each of which shall be an original and all of which counterparts shall together constitute one and the same agreement. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as an in-hand delivery of an original executed counterpart hereof.

         Section 13.10 Knowledge and Discovery. All references in this Agreement to "knowledge" of, or "discovery" by, the Borrower shall be deemed to include, without limitation, any such knowledge of, or discovery by, the Borrower or any executive officer of the Borrower.

         Section 13.11 References to Other Agreements. All references in this Agreement to other documents and agreements to which the Lenders are not parties (including without limitation the PM&C Credit Agreement, the PSC Preferred Stock Designation, the PSC Exchange Indenture, the PSC 1997 Indenture, the PSC 1998 Indenture, the Golden Sky Exchange Indentures, the Tax Sharing Agreement and the Management Agreement) shall be deemed to refer to such documents and agreements as constituted and in effect on the date of this Agreement and not as hereafter amended or modified or discharged unless the Required Lenders shall have expressly consented in writing to such amendment, modification or discharge.

         Section 13.12 FCC Approvals. Notwithstanding anything herein or in any of the Security Documents to the contrary, but without limiting or waiving in any way the Borrower's obligations under Section 2.1, the Agent's and the Lenders' rights hereunder and under the Security Documents are subject to all applicable rules and regulations of the FCC. The Agent and the Lenders will not take any action pursuant to this Agreement or the Security Documents which would constitute or result in any assignment or transfer control of any FCC License, whether de jure or de facto, if such assignment or transfer of control would require under then existing law (including the written rules and regulations promulgated by the FCC), the prior approval of the FCC, without first obtaining such approval. The Agent and the Lenders specifically agree that (a) voting rights in the ownership interests of the Companies will remain with the holders thereof even in an Event of Default unless any required prior consent of the FCC shall be obtained to the transfer of such voting rights; (b) in an Event of Default, there will be either a private or public sale of the ownership interests of the Companies; and (c) prior to the exercise of member or other equityholder rights by a purchaser at such sale, the prior consent of the FCC, pursuant to 47 U.S.C. ss. 310(d), in each case only if required, will be obtained prior to such exercise. The Borrower agrees to take any action which the Agent or any Lender may reasonably request in order to cause the Agent and the Lenders to obtain and enjoy the full rights and benefits granted to by this Agreement and the other Loan Documents, including specifically, at the cost and expense of the Borrower, the use of its best efforts to assist in obtaining approval of the FCC or any state or municipality or other governmental authority for any action or transaction contemplated by this Agreement or any Security Document which is then required by law, and specifically, without limitation, upon request following an Event of Default, to prepare, sign and file (or cause to be filed) with the FCC or such state or municipality or other governmental authority the assignor's, transferor's or controlling person's portion of any application or applications for consent to (i) the assignment of any FCC License or transfer or control thereof, (ii) any sale or sales of property constituting any Collateral by or on behalf of the Lenders or (iii) any assumption by the Agent or the Lenders or their designees of voting rights or management rights in property constituting any Collateral effected in accordance with the terms of this Agreement.

         Section 13.13 Disclaimer of Reliance. The Borrower has not relied on any oral representations concerning any of the terms or conditions of the Loans, the Notes, this Agreement or any of the Security Documents in entering into the same. The Borrower acknowledges and agrees that none of the officers of the Agent or any Lender has made any representations that are inconsistent with the terms and provisions of this Agreement, the Notes and the Security Documents, and neither the Borrower nor any of its Affiliates has relied on any oral promises or representations in connection therewith.

         Section 13.14 Environmental Indemnification. Without limiting the generality of Section 13.2, in consideration of the execution and delivery of this Agreement by the Lenders and the making of the Loans, the Borrower hereby indemnifies, exonerates and holds the Lenders and each of their respective officers, directors, employees and agents (collectively, the "Indemnified Parties") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "Environmental Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to:

                  (a) any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the release by any Company of any Hazardous Material; or

                  (b) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any real property owned or operated by any Company of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expense or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, any Company;

except, in each case, for any such Environmental Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's negligence or misconduct, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower agrees to make the maximum contribution to the payment and satisfaction of each of the Environmental Liabilities which is permissible under applicable law. Notwithstanding anything to the contrary herein contained, the obligations and liabilities under this Section shall survive and continue in full force and effect and shall not be terminated, discharged or released in whole or in part irrespective of whether all the Obligations have been paid in full and irrespective of any foreclosure of any mortgage, deed of trust or collateral assignment on any real property or acceptance by any Lender of a deed or assignment in lieu of foreclosure.

                                   ARTICLE 14

                                   DEFINITIONS

                  As used herein the following terms have the following respective meanings:

                  Acquisition. The acquisition of any business or line of business or assets used for the operation of a business, whether by way of the purchase of assets or stock, by merger or consolidation or otherwise.

                  Affiliate(s). With respect to any Person, any other Person that would be considered to be an affiliate of any Company under Rule 144(a) of the Rules and Regulations of the Securities and Exchange Commission, as in effect on the date hereof, if such Company were issuing securities.

                  Agent.  See the Preamble.

                  Agreement.  See the Preamble.

                  Applicable Margin.  See Section 1.2.

                  Appraisal Rights Payments. Payments that a Parent becomes legally required to make to the holders of its preferred stock as a result of their exercise of statutory appraisal rights in connection with the Parent Equity Restructuring.

                  Approved Institution. See the definition of "Cash
Equivalents."

                  Arranger.  See the Preamble.

                  asset swaps.  See Section 7.3.

                  Assignment and Acceptance.  See Article 12.


                  Authorized Officer. With respect to any certificate, agreement or other document to be executed by or on behalf of the Borrower or any Subsidiary or by the Parent, the chairman, president, chief executive officer, chief operating officer, chief financial officer, vice president, treasurer, secretary, assistant secretary or director (serving as an officer) of such entity, who shall, in any event, be an officer duly authorized by all required action of such entity to execute and deliver such document.

                  Base Rate. As of any date, the fluctuating interest rate per annum equal to the greater of (a) the rate established by Bankers Trust Company from time to time at its office in New York City as its "Base Rate" for commercial loans in United States Dollars, and (b) the Federal Funds Rate plus 1.00%; in each case, including any applicable adjustments for reserves or Federal Deposit Insurance Corporation requirements. The Base Rate is not necessarily intended to be the lowest rate of interest determined by Bankers Trust Company in connection with extensions of credit.

                  Base Rate Loans. For any day, all Loans outstanding on such day except Loans that are, on such day, LIBOR Loans.

                  Borrower.  See the Preamble.

                  Budget.  See Section 5.4(a).

                  Business Day. (a) For all purposes other than as provided in clause (b) below, any day other than a Saturday, Sunday or legal holiday on which banks in New York, New York are open for the transaction of a substantial part of their commercial banking business; and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, Loans, any day that is a Business Day described in clause (a) and that is also (i) a day when on which banks in London, England are open for the transaction of a substantial part of their commercial banking business and (ii) a day for trading by and between banks in U.S. Dollar deposits in the London interbank market.

                  Capital Lease. Any lease of property (real, personal or mixed) which, in accordance with GAAP and Statement No. 13 of the Financial Accounting Standards Board would be capitalized on the lessee's balance sheet.

                  Capital Lease Obligations. All obligations of the Companies to pay rent or other amounts under a lease of (or other agreement conveying the right to use) property (real, personal or mixed) to the extent such obligations are required to be classified and accounted for as a capital lease on any such Company's balance sheet under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

                  Cash Equivalents. (a) Investments (of one year or less) in direct or guaranteed obligations of the United States, or any agency thereof;
(b) investments (of 90 days or less) in certificates of deposit of the Lenders or any other domestic commercial bank of recognized standing having capital, surplus and undivided profits in excess of $100,000,000, membership in the Federal Deposit Insurance Corporation ("FDIC") and senior debt carrying one of the two highest ratings of Standard & Poor's Ratings Service, a Division of McGraw Hill, Inc., or Moody's Investors Service, Inc. (an "Approved Institution"); (c) investments (of 90 days or less) in commercial paper given one of the two highest ratings by an Approved Institution; (d) investments redeemable at any time without penalty in money market instruments placed through a Lender or an Approved Institution;(e) repurchase agreements fully collateralized by United States government securities; and (f) deposits fully insured by the FDIC.

                  Casualty Event. Any loss of, or damages to, or any condemnation or other taking of any assets or property of the Companies for which any Company receives or may be entitled to receive insurance proceeds, proceeds of a condemnation award or other compensation in an amount exceeding $1,000,000.

                  CERCLA. The Comprehensive Environmental Response, Compensation and Liability Act of 1989 (42 USC 9601, et. seq.).

                  Closing Date. The date on which this Agreement becomes effective and the Loans are made.

                  Code. The Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

                  Collateral. Collectively, any and all collateral referred to herein and in the Security Documents.

                  Companies. The Credit Parties and each other member of the Parent Group, except members of the PM&C Group.

                  Compliance Report. See Section 6.5.

                  Consolidated and Consolidating. When used with reference to financial or accounting terms, that term as applied to the accounts of the Borrower (or other specified Person) and all of its Subsidiaries, or such of its Subsidiaries as may be specified, consolidated (or combined) or consolidating (or combining), as the case may be, in accordance with GAAP and with appropriate deductions for minority interests in Subsidiaries.

                  Controlled Group. All trades or businesses (whether or not incorporated) under common control that, together with the Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 40001 of ERISA.

                  Credit Parties. Each of the Parent, the Borrower, Pegasus Guard Band, LLC, Pegasus Development Corporation and Pegasus Broadband Communications, Inc. and, effective upon the Parent Equity Restructuring, the Ultimate Parent.

                  Default. (a) An Event of Default or (b) an event or condition that, but for the requirement that time elapse or notice be given, or both, would constitute an Event of Default.

                  Disposition. See Section 7.3.

                  Dollars and $. Lawful money of the United States of America.

                  Effective Date. See Section 1.7.

                  Engagement Letter. The engagement letter, dated the date hereof, by and between the Borrower and CIBC World Markets Corp.

                  Environmental Laws. Any and all present and future Federal, state, local and foreign laws, rules or regulations, and any orders or decrees, in each case as now or hereafter in effect, relating to the regulation or protection of human health, safety or the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes into the indoor or outdoor environment, including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes.

                  Environmental Liabilities. See Section 13.14.

                  Environmental Site Assessment. A so-called "Phase I" site assessment prepared by an environmental consulting firm of national reputation reasonably satisfactory to the Agent, together with a letter from such firm to the Agent authorizing the Agent and the Lenders to rely thereon.

                  Equity Securities. With respect to any Person that is a corporation, the authorized shares of such Person's capital stock, including all classes of common, preferred, voting and nonvoting capital stock, and, as to any Person that is not a corporation or an individual, the ownership interests in such Person, including, without limitation, the right to share in profits and losses, the right to receive distributions of cash and property, and the right to receive allocations of items of income, gain, loss, deduction and credit and similar items from such Person, whether or not such interests include voting or similar rights entitling the holder thereof to exercise control over such Person.

                  ERISA. The Employee Retirement Security Act of 1974, as amended.

                  Event of Default.  See Article 8.

                  Exempt Equity Proceeds. 100% of the first $20,000,000 of net cash proceeds from any and all Exemption-Eligible Equity Issuances plus 50% of the next $40,000,000 of net cash proceeds from any and all Exemption-Eligible Equity Issuances.

                  Exemption-Eligible Equity Issuances. The issuance and sale of equity securities of the Parent or the Ultimate Parent after the date of this Agreement in one or more transactions for the purpose of providing funding for Appraisal Rights Payments and for net cash proceeds not, in the aggregate for all such transactions, exceeding $60,000,000, if (i) all of the net cash proceeds of each such transaction which are not Exempt Equity Proceeds are applied when and as received to the prepayment of the Loans pursuant to Section 1.6(a), (ii) pending their application to fund Appraisal Rights Payments, the Exempt Equity Proceeds from such transactions are at all times held by the Parent or the Ultimate Parent as cash or Cash Equivalents, and (iii) all Exempt Equity Proceeds that are at any time not held by the Parent or the Ultimate Parent as cash or Cash Equivalents or, in the opinion of the Parent or the Ultimate Parent, no longer required to fund Appraisal Rights Payments shall cease to be Exempt Equity Proceeds and shall promptly be applied to the prepayment of the Loans pursuant to Section 1.6(a).

                  FCC. The Federal Communications Commission or any other federal governmental agency which may hereafter perform its functions.

                  FCC Licenses. Any Licenses issued by the FCC, including those listed on Schedule 4.7.

                  FDIC. See the definition of "Cash Equivalents."

                  Federal Funds Rate. For any period, a fluctuating interest rate per annum (based on a 360 day year) equal for each day during such period to the weighted average of the rates of interest charged on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers on such day, as published for any day which is a Business Day by the Federal Reserve Bank of New York (or, in the absence of such publication, as reasonably determined by the Agent).

                  Fee Agreement. The letter agreement entered into as of the date hereof, between the Borrower and the Arranger, as amended from time to time in accordance with the terms thereof.

                  Financial Statements. See Section 4.1.

                  GAAP. Generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other entity as may be approved by a significant segment of the accounting profession, as in effect on December 31, 1998, applied on a basis consistent with (a) the application of the same in prior fiscal periods, (b) that employed by the accountants in preparing the financial statements referred to in Section 6.5(a) and (c) the accounting principles generally utilized in the cable television, broadcast television or direct broadcast satellite industry, as the case may be.

                  Golden Sky Exchange. The exchange by the Borrower of the Golden Sky Exchange Notes for the Golden Sky Notes pursuant to the Golden Sky Exchange Indentures, as contemplated by the Golden Sky Prospectus.

                  Golden Sky Exchange Indentures. The Indentures, each dated May 31, 2001, between the Borrower and First Union National Bank, as Trustee, pursuant to which the Golden Sky Exchange Notes were issued, as contemplated by the Golden Sky Exchange Prospectus.

                  Golden Sky Exchange Notes. Collectively, (a) the Borrower's 12 3/8% Senior Notes Due 2006 in the aggregate principal amount of $195,000,000 and
(b) the Borrower's 13 1/2% Senior Subordinated Discount Notes Due 2007 in the aggregate principal amount of $193,100,000; issued on May 31, 2001 in exchange for the applicable Golden Sky Notes.

                  Golden Sky Exchange Prospectus. The Prospectus, Offer to Exchange and Consent Solicitation dated as of April 27, 2001 pursuant to which the Borrower offered to exchange the Golden Sky Exchange Notes for the Golden Sky Notes.

                  Golden Sky Notes. Collectively, (a) the 12 3/8% Series A and B Senior Subordinated Notes due 2006 in the principal amount of $195,000,000 issued by Golden Sky Systems, Inc. on July 31, 1998 and (b) the 13 1/2% Series B Senior Discount Notes due 2007 in the principal amount of $193,100,000 issued by Golden Sky DBS, Inc. on February 19, 1999.

                  Governmental Authority. Any nation or government, any state or other political subdivision thereof and any entity exercising any executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, government.

                  Guarantee. With respect to the Borrower or a specified Person:

                  (a) any guarantee by the Borrower (or such specified Person) of the payment or performance of, or any contingent obligation by the Borrower (or such specified Person) in respect of, any Indebtedness or other obligation of any primary obligor;

                  (b) any other arrangement whereby credit is extended to a primary obligor on the basis of any promise or undertaking of the Borrower (or such specified Person), including any binding "comfort letter," "makewell agreement" or "keepwell agreement" written by the Borrower (or such specified Person), to a creditor or prospective creditor of such primary obligor, to (i) pay the Indebtedness of such primary obligor, (ii) purchase an obligation owed by such primary obligor, (iii) pay for the purchase or lease of assets or services regardless of the actual delivery thereof or (iv) maintain the capital, working capital, solvency or general financial condition of such primary obligor;

                  (c) any liability of the Borrower (or such specified Person), as a general partner of a partnership in respect of Indebtedness or other obligations of such partnership;

                  (d) any liability of the Borrower (or such specified Person) as a joint venturer of a joint venture in respect of Indebtedness or other obligations of such joint venture;

                  (e) any liability of the Borrower (or such specified Person) with respect to the tax liability of others as a member of a group (other than a group consisting solely of the Borrower and its Subsidiaries) that is Consolidated for tax purposes; and

                  (f) reimbursement obligations, whether contingent or matured, of the Borrower (or such specified Person) with respect to letters of credit, bankers acceptances, surety bonds, other financial guarantees and Interest Rate Protection Agreements, in each case whether or not any of the foregoing are reflected on the balance sheet of the Borrower (or such specified Person) or in a footnote thereto, provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee and the amount of Indebtedness resulting from such Guarantee shall be the maximum amount that the guarantor may become obligated to pay in respect of the obligations (whether or not such obligations are outstanding at the time of computation).

                  Hazardous Materials. (a) any petroleum or petroleum products, flammable materials, explosives, radioactive materials, asbestos, urea formaldehyde foam insulation, and transformers or other equipment that contain polychlorinated biphenyls ("PCB's"), (b) any chemicals or other materials or substances that are now or hereafter become defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted Hazardous wastes," "toxic substances," "toxic pollutants," "contaminants," "pollutants" or words of similar import under any Environmental Law and (c) any other chemical or other material or substance, exposure to which is now or hereafter prohibited, limited or regulated under any Environmental Law.

                  Indebtedness or indebtedness. With respect to the Borrower or any specified Person, all obligations, contingent or otherwise, which in accordance with GAAP are required to be classified upon the balance sheet of the Borrower (or other specified Person) as liabilities, but in any event including (without duplication):

                  (a) borrowed money;

                  (b) indebtedness evidenced by notes, debentures or similar instruments,

                  (c) Capital Lease Obligations;

                  (d) the deferred purchase price of assets, services or securities, including related noncompetition, consulting and stock repurchase obligations (other than ordinary trade accounts payable within six months after the incurrence thereof in the ordinary course of business);

                  (e) mandatory redemption or cash dividend rights on capital stock (or other Equity Securities),

                  (f) reimbursement obligations, whether contingent or matured, with respect to letters of credit, bankers acceptances, surety bonds, other financial guarantees and Rate Hedging Agreements (without duplication of other Indebtedness supported or guaranteed thereby);

                  (g) unfunded pension liabilities;

                  (h) obligations that are immediately and directly due and payable out of the proceeds of or production from property;

                  (i) liabilities secured by any Lien existing on property owned or acquired by the Borrower (or such specified Person), whether or not the liability secured thereby shall have been assumed; and

                  (j) all Guarantees in respect of Indebtedness of others.

                  indemnified liabilities.  See Section 13.12.

                  Indemnified Parties.  See Section 13.14.

                  Initial Request Date.  See Section 6.11.

                  Insurance Proceeds. With respect to any Casualty Event, any proceeds of insurance, condemnation award or other compensation in respect thereof.

                  Interest Period. For a LIBOR Loan, the LIBOR Period for such LIBOR Loan, and for a Base Rate Loan, each calendar quarter and, in addition, that portion of any calendar quarter that ends on the Maturity Date or on the date on which the Loans are paid in full.

                  Interest Rate Option Notice. A notice given by the Borrower to the Agent of the Borrower's election to convert Loans to a different type or continue Loans as the same type, in accordance with Section 1.3(b).

                  Investment. With respect to the Borrower or any specified Person and whether made or acquired by purchase, exchange, issuance of stock or other Equity Securities, merger, consolidation, reorganization or otherwise:

                  (a) any share of capital stock, partnership, membership or other equity interest, evidence of Indebtedness or other security issued by any other Person (other than securities acquired in connection with the satisfaction or enforcement of, or as security for, Indebtedness or claims due to the Borrower (or such specified Person));

                  (b) any loan, advance or extension of credit to, or contribution to the capital of, any other Person (other than trade and customer accounts receivable for property leased, goods furnished or services rendered in the ordinary course of business and payable on a current basis in accordance with customary trade terms);

                  (c) any Guarantee of the Indebtedness of any other Person;

                  (d) any acquisition of all, or any division or similar operating unit of, the business of any other Person or the assets comprising such business, division or unit; and

                  (e) any other similar investment.

                  Investment Banks. Investment banks satisfactory to the Arranger engaged by the Borrower to publicly offer or privately place Subsequently Issued Securities yielding gross proceeds of at least $75,000,000.

                  Lenders.  See the Preamble.

                  LIBOR Base Rate. With respect to each day during each Interest Period pertaining to any Loan, the rate per annum determined by the Agent to be the arithmetic mean of the offered rates for deposits in Dollars with a term comparable to such Interest Period that appears on the Telerate British Bankers Assoc. Interest Settlement Rates Page (as defined below) at approximately 11:00 A.M., London time, on the second full Business Day preceding the first day of such Interest Period; provided, however, that if there shall at any time no longer exist a Telerate British Bankers Assoc. Interest Settlement Rates Page, the term "LIBOR Base Rate" shall mean, with respect to each day during each Interest Period pertaining to any Loan, the rate per annum equal to the rate at which the Agent is offered Dollar deposits at or about 10:00 A.M., New York City time, two (2) Business Days prior to the beginning of such Interest Period in the London interbank deposit market where the eurodollar and foreign currency and exchange operations in respect of its Loans are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of its Loan to be outstanding during such Interest Period. As used herein, the "Telerate British Bankers Assoc. Interest Settlement Rates Page" means the display designated as Page 3750 on the Telerate System Incorporated Service (or such other page as may replace such page on such service for the purpose of displaying the rates at which Dollar deposits are offered by leading banks in the London interbank deposit market).

                  LIBOR Loans. Loans bearing interest at a rate determined on the basis of the LIBOR Rate.

                  LIBOR Period. With respect to each LIBOR Loan, the period commencing on the date such Loan is made or converted from a Base Rate Loan, or the last day of the immediately preceding LIBOR Period, as to LIBOR Loans being continued as such, and ending one (1), two (2) or three (3) months thereafter, as the Borrower may elect in the Interest Rate Option Notice, provided that:

                  (a) any LIBOR Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

                  (b) if the Borrower shall fail to deliver a timely Interest Rate Option Notice selecting a new LIBOR Period as to any LIBOR Loan, the Borrower shall be deemed to have requested a conversion of the affected LIBOR Loan to a Base Rate Loan on the last day of the then current LIBOR Period with respect thereto;

                  (c) any LIBOR Period relating to a LIBOR Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (d) below, end on the last Business Day of a calendar month; and

                  (d) no LIBOR Period shall end after the Maturity Date.

                  LIBOR Rate. With respect to each day during each Interest Period pertaining to a LIBOR Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward, if necessary, to the nearest 1/16th of 1%):

                                  LIBOR Base Rate
                        ---------------------------------
                        1.00 - LIBOR Reserve Requirements

                  LIBOR Reserve Requirements. For any day as applied to a LIBOR Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including without limitation basic, supplemental, marginal and emergency reserves) under any regulations of the Board of Governors of the Federal Reserve System (or other Governmental Authority having jurisdiction with respect thereto) prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of the Federal Reserve System.

                  Licenses. A license, authorization or permit to construct, own or operate any Station granted by the FCC or any other Governmental Authority. The term "License" shall include each of the Licenses set forth on Schedule 4.7.

                  Lien. Any mortgage, pledge, hypothecation, deposit arrangement, encumbrance, assignment, lien (statutory or other), charge, option or other security interest, any restriction or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Capital Lease having substantially the same economic effect as any of the foregoing).

                  Loan Documents. This Agreement, the Notes, the Security Documents, the Fee Agreement and all other agreements, instruments and certificates contemplated hereby and thereby.

                  Loans.  See Section 1.1.

                  Management Fees. Amounts due and payable by the Companies to the Manager in consideration for management and administrative support services.

                  Manager. Pegasus Communications Management Company, a Pennsylvania corporation which is wholly owned by the Borrower.

                  Margin Stock.  See Section 4.14.

                  Marlborough Acquisition.  See Section 7.1(f).

                  Material Adverse Effect. (a) An adverse effect on the validity or enforceability of this Agreement or any of the other Loan Documents in any material respect, (b) an adverse effect on the condition (financial or other), business, results of operations, prospects or properties of the Borrower and its Subsidiaries, taken as a whole, in any material respect or (c) an impairment of the ability of the Companies to fulfill their obligations under this Agreement or any other Loan Document to which any Company is a party, in any material respect.

                  Maturity Date.  See Section 1.1.

                  Net Cash Proceeds. With respect to any Disposition, the aggregate amount of all cash payments received by (a) any member of the Parent Group or (b) any Qualified Intermediary, as defined in the United States Treasury Regulations promulgated under Section 1031 of the Code and as used in connection with a like-kind exchange under such Section 1031, directly or indirectly, in connection with such Disposition, whether at the time thereof or after such Disposition under deferred payment arrangements or investments entered into or received in connection with such Disposition, minus the aggregate amount of any legal, accounting, regulatory, title and recording tax expenses, commissions and other fees and expenses paid by any member of the Parent Group in connection with such Disposition, and minus any income taxes payable by any member of the Parent Group in connection with such Disposition.

                  New Lender.  See Section 1.16.

                  Notes.  See Section 1.1.

                  NRTC. The National Rural Telecommunications Cooperative, a District of Columbia corporation, and any successor thereto.

                  NTRC Letter of Credit. Irrevocable Letter of Credit No. SYN-01-10041, dated June 29, 2001, issued by Canadian Imperial Bank of Commerce for account of the Borrower in the amount of $14,000,000 in favor of the NRTC, as amended.

                  NRTC Letter of Credit Cash Collateral Deposit.  See
Section 2.2.

                  Obligations. The Loans and the other obligations of the Credit Parties under this Agreement and the other Loan Documents, including without limitation any and all future loans, advances, debts, liabilities, obligations, covenants and duties owing by the Credit Parties to the Agent or the Lenders or any of them, of any kind or nature, whether or not evidenced by any note, mortgage or other instrument, whether arising by reason of an extension of credit, loan, guarantee, letter of credit, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term "Obligations" also includes, without limitation, all interest, charges, expenses, fees (including attorneys', accountants', appraisers', consultants' and other fees) and any other sums chargeable to the Companies under this Agreement or any other Loan Documents.

                  Organizational Documents. (a) With respect to any corporation, its certificate or articles of incorporation and by-laws, (b) with respect to any partnership, its partnership certificate and partnership agreement, (c) with respect to any limited liability company, its certificate of formation and operating agreement and (d) with respect to any other entity, the documents pursuant to which such entity was formed and organized.

                  Parent.  See the Preamble.

                  Parent Equity Restructuring. A transaction in which the Parent becomes a wholly-owned subsidiary of a new publicly traded holding company.

                  Parent Group. Prior to the Parent Equity Restructuring, each of the Parent and its Subsidiaries; and after the Parent Equity Restructuring, each of the Ultimate Parent and its Subsidiaries.

                  Participant.  See Section 1.12.

                  Permitted Liens.  See Section 7.2.

                  Person or person. Any individual, corporation, partnership, limited liability company, joint venture, trust, business unit, unincorporated organization, or other organization, whether or not a legal entity, or any government or any agency or political subdivision thereof.

                  PM&C. Pegasus Media & Communications, Inc., a Delaware corporation.

                  PM&C Credit Agreement. The First Amended and Restated Credit Agreement dated as of January 14, 2000 among PM&C, the lenders party thereto and Bankers Trust Company, as Administrative Agent, as amended by the First Amendment thereto dated as of July 23, 2001.

                  PM&C Group.  Each of PM&C and its Subsidiaries.

                  Preferred Equity Securities.  See Section 6.11.

                  Prepayment Notice.  See Section 1.5.

                  Projections.  See Section 4.18.

                  Properties.  See Section 4.21.

                  PSC Exchange Indenture. The Indenture dated as of November 19, 1999 between the Borrower and First Union National Bank, as trustee, providing for the issuance of the PSC Exchange Notes.

                  PSC Exchange Notes. The Borrower's 12 1/2% Series A Senior Notes Due 2007 in the aggregate principal amount of $155,000,000 issued on November 19, 1999.

                  PSC Leverage Ratio. The meaning given to the term "Indebtedness to Adjusted Operating Cash Flow Ratio" (as applied to indebtedness classified as having been incurred on the basis of such ratio) in the PSC 1998 Indenture.

                  PSC 1998 Indenture. The Indenture dated as of November 30, 1998 between the Borrower and First Union National Bank, as trustee, as amended pursuant to the First Supplemental Indenture dated as of April 9, 1999.

                  PSC 1998 Senior Notes. The Borrower's 9 3/4% Senior Notes due 2006 in the aggregate principal amount of $100,000,000, issued pursuant to the PSC 1998 Indenture.

                  PSC 1997 Indenture. The Indenture dated October 21, 1997 between the Borrower and First Union National Bank, as Trustee, as originally executed and delivered.

                  PSC 1997 Senior Notes. The Borrower's 9 5/8% Senior Notes due 2005 issued on October 21, 1997 in the aggregate face amount of $115,000,000, pursuant to the PSC 1997 Indenture.

                  PSC Preferred Stock. The Borrower's 12.75% Series A Cumulative Exchangeable Preferred Stock issued on February 22, 2001, on the terms and conditions set forth in the PSC Preferred Stock Designation.

                  PSC Preferred Stock Designation. The Certificate of Designation, Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions thereof of 12.75% Series A Cumulative Exchangeable Preferred Stock of the Borrower filed with the office of the Secretary of State of the State of Delaware on February 22, 2001.

                  PSC Subordinated Exchange Notes. The Borrower's 12.75% Senior Subordinated Exchange Notes due 2007 issuable in exchange for PSC Preferred Stock pursuant to the PSC Preferred Stock Designation.

                  Rate Hedging Agreements. Any written agreements evidencing Rate Hedging Obligations, including without limitation the LIBOR provisions of this Agreement.

                  Rate Hedging Obligations. Any and all obligations of the Borrower, whether direct or indirect and whether absolute or contingent, at any time created, arising, evidenced or acquired (including all renewals, extensions, modifications and amendments thereof and all substitutions therefor), in respect of: (a) any and all agreements, arrangements, devices and instruments designed or intended to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including without limitation dollar-denominated or cross currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants and so-called "rate swap" agreements; and (b) any and all cancellations, buy-backs, reversals, terminations or assignments of any of the foregoing.

                  Recovering Party.  See Section 1.13.

                  Recovery.  See Section 1.13.

                  Register.  See Article 12.

                  Regulation D. Regulation D of the Board of Governors of the Federal Reserve System, as the same may be amended or supplemented from time to time.

                  Regulatory Change. With respect to any Lender, any change after the date of this Agreement in any law, rule or regulation (including without limitation Regulation D) of the United States, any state or any other nation or political subdivision thereof, including without limitation the issuance of any final regulations or guidelines, or the adoption or making after the date of this Agreement of any interpretation, directive or request, applying to a class of banks in which such Lender is included under any such law, rule or regulation (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any court or governmental or monetary authority charged with the interpretation thereof.

                  Related Lender Party. With respect to any Lender, such Lender's parent company and/or any affiliate of such Lender which is at least fifty percent (50%) owned by such Lender or its parent company or, in the case of any Lender which is a fund investing in bank loans, any other fund that invests in bank loans and is managed by the same investment advisor of such Lender or by a controlled affiliate of such investment advisor.

                  Remedial Work. All activities, including, without limitation, cleanup design and implementation, removal activities, investigation, field and laboratory testing and analysis, monitoring and other remedial and response actions, taken or to be taken, arising out of or in connection with Hazardous Materials, including without limitation all activities included within the meaning of the terms "removal," "remedial action" or "response," as defined in 42 U.S.C. Section 9601(23), (24) and (25).

                  Replaced Lenders. See Section 1.16.

                  Replacement Lender. Any entity which becomes a Lender in accordance with the provisions of Article 12.

                  Request. See Section 6.11.

                  Required Lenders. At any time, Lenders holding more than fifty percent (50%) of the aggregate outstanding principal amount of the Loans.

                  Required Payment. See Section 1.14.

                  Restricted Payment. Any dividend, distribution or payment of cash, securities or property directly or indirectly on account of, or for the purchase, redemption or retirement of, any Equity Securities of any Company or any Subordinated Debt.

                  SEC.  See Section 6.5.

                  Security Agreement. The Guarantee and Collateral Agreement signed by the Borrower and each of the other Credit Parties as of the Closing Date.

                  Security Document(s). See Section 2.1.

                  Subordinated Debt. The Borrower's 13-1/2% Senior Subordinated Discount Notes Due 2007, the PSC Subordinated Exchange Notes, all obligations of the Borrower under the PSC Preferred Stock Designation, and all other liabilities of any Credit Party that are subordinated by contract to any other indebtedness of such Credit Party.

                  Subsequently Issued Securities. Securities issued under an indenture, or equivalent document, with terms and conditions as contemplated in the Engagement Letter and consistent with the then current market for such securities.

                  Securities Issuance Notice.  See Section 6.11.

                  Subsidiary. As to any Person, (a) any corporation, association, joint stock company, business trust or other similar organization of which more than 50% of the ordinary voting power for the election of a majority of the members of the board of directors or other governing body of such entity is held or controlled by such Person or a Subsidiary of such Person;
(b) any other such organization the management of which is directly or indirectly controlled by such Person or a Subsidiary of such Person through the exercise of voting power or otherwise; or (c) any joint venture, association, partnership, limited liability company or other entity in which such Person or a Subsidiary of such Person has a 50% equity interest. All of the Borrower's Subsidiaries as of the date hereof are listed on Schedule 4.2 and such term shall include each new direct Subsidiary of the Borrower formed after the date hereof in compliance with the terms of the foregoing definition and this Agreement.

                  Tax Sharing Agreement. The Amended and Restated Tax Sharing Agreement dated as of July 1, 1997 among the Parent and its subsidiaries.

                  Tax Sharing Payments. Payments under the Tax Sharing Agreement arising solely as a result of the operations of the Companies.

                  Taxes. See Section 1.9.

                  Third Parties. See Section 13.2.

                  Transaction Documents. See Section 4.3.

                  Ultimate Parent. The Person that is to become or becomes the stockholder of the Parent in the Parent Equity Restructuring.

                    [The next pages are the signature pages]

                  IN WITNESS WHEREOF, the Agent, the Lenders and the Borrower have caused this Agreement to be duly executed by their duly authorized representatives, as a sealed instrument, all as of the day and year first above written.

                            BORROWER:

                            PEGASUS SATELLITE COMMUNICATIONS, INC.

                            By: /s/ Scott A. Blank
                                ----------------------------------------------
                                Scott A. Blank
                                Assistant Secretary and Senior Vice President

                            ARRANGER:

                            CIBC WORLD MARKETS CORP.

                            By: /s/ Jason M. Block
                                ----------------------------------------------
                                Jason M. Block
                                Managing Director

                            AGENT (in an Administrative capacity):
                            -------------------------------------


                            CANADIAN IMPERIAL BANK OF COMMERCE

                            By: /s/ Jason M. Block
                                ----------------------------------------------
                                Jason M. Block
                                Managing Director

                            Lender:

                            CIBC, INC.

                            By: /s/ Jason M. Block
                                ----------------------------------------------
                                Jason M. Block
                                Managing Director

                             INDEX OF DEFINED TERMS


A

Acquisition........................................53
Affiliate(s).......................................53
Agent...............................................1
Agreement...........................................1
Applicable Margin..................................54
Appraisal Rights Payments..........................54
Approved Institution...............................54
Arranger............................................1
asset swaps........................................32
Assignment and Acceptance..........................45
Authorized Officer.................................54


B

Base Rate..........................................54
Base Rate Loans....................................54
Borrower............................................1
Budget.............................................24
Business Day.......................................54


C

Capital Lease......................................55
Capital Lease Obligations..........................55
Cash Equivalents...................................55
Casualty Event.....................................55
CERCLA.............................................55
Closing Date.......................................55
Code...............................................55
Collateral.........................................55
Companies..........................................55
Compliance Report..................................26
Consolidated and Consolidating.....................56
Controlled Group...................................56
Credit Parties.....................................56

D

Default............................................56
Disposition........................................32
Dollars and $......................................56

E

Effective Date......................................6
Engagement Letter..................................56
Environmental Laws.................................56
Environmental Liabilities..........................53
Environmental Site Assessment......................56
Equity Securities..................................56
ERISA..............................................57
Event of Default...................................36
Exempt Equity Proceeds.............................57
Exemption-Eligible Equity Issuances................57

F

FCC................................................57
FCC Licenses.......................................57
FDIC...............................................55
Federal Funds Rate.................................57
Fee Agreement......................................57
Financial Statements...............................16

G

GAAP...............................................58
Golden Sky Exchange................................58
Golden Sky Exchange Indentures.....................58
Golden Sky Exchange Notes..........................58
Golden Sky Exchange Prospectus.....................58
Golden Sky Notes...................................58
Governmental Authority.............................58
Guarantee..........................................58

H

Hazardous Materials................................59

I

Indebtedness or indebtedness.......................59
indemnified liabilities............................49
Indemnified Parties................................53
Initial Request Date...............................30
Insurance Proceeds.................................60
Interest Period....................................60
Interest Rate Option Notice........................60
Investment.........................................60
Investment Banks...................................61

L

Lender..............................................1
LIBOR Base Rate.................................7, 61
LIBOR Loans........................................61
LIBOR Period.......................................61
LIBOR Rate.........................................62
LIBOR Reserve Requirements.........................62
Licenses...........................................62
Lien...............................................62
Loan Documents.....................................62
Loans...............................................1

M

Management Fees....................................63
Manager............................................63
Margin Stock.......................................20
Marlborough Acquisition............................31
Material Adverse Effect............................63
Maturity Date.......................................1

N

Net Cash Proceeds..................................63
New Lender.........................................12
Notes...............................................1
NRTC...............................................63
NRTC Letter of Credit..............................63
NRTC Letter of Credit Cash Collateral Deposit......13

O

Obligations........................................63
Organizational Documents...........................64

P

Parent..............................................1
Parent Equity Restructuring........................64
Parent Group.......................................64
Participant........................................10
Permitted Liens....................................31
Person or person...................................64
PM&C...............................................64
PM&C Credit Agreement..............................64
PM&C Group.........................................64
Preferred Equity Securities........................30
Prepayment Notice...................................4
Projections........................................21
Properties.........................................22
PSC 1997 Indenture.................................65
PSC 1997 Senior Notes..............................65
PSC 1998 Indenture.................................65
PSC 1998 Senior Notes..............................65
PSC Exchange Indenture.............................65
PSC Exchange Notes.................................65
PSC Leverage Ratio.................................65
PSC Preferred Stock................................65
PSC Preferred Stock Designation....................65
PSC Subordinated Exchange Notes....................65

R

Rate Hedging Agreements............................65
Rate Hedging Obligations...........................65
Recovering Party...................................11
Recovery...........................................11
Register...........................................46
Regulation D.......................................66
Regulatory Change..................................66
Related Lender Party...............................66
Remedial Work......................................66
Replaced Lender....................................12
Replacement Lender.................................66
Request............................................30
Required Lenders...................................66
Required Payment...................................12
Restricted Payment.................................67

S

SEC................................................27
Securities Issuance Notice.........................30
Security Agreement.................................67
Security Document..................................13
Security Documents.................................13
Subordinated Debt..................................67
Subsequently Issued Securities.....................67
Subsidiary.........................................67

T

Tax Sharing Agreement..............................67
Tax Sharing Payments...............................67
Taxes...............................................7
Third Parties......................................48
Transaction Documents..............................17

U

Ultimate Parent....................................68